UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Matson, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Matson, Inc.

1411 Sand Island Parkway, Honolulu, Hawaii 96819

March 11, 2013

To the Shareholders of Matson, Inc.:

You are invited to attend the 2013 Annual Meeting of Shareholders of Matson, Inc., to be held in the Bankers Club on the 30th Floor of the First Hawaiian Center, 999 Bishop Street, Honolulu, Hawaii, on Thursday, April 25, 2013 at 8:30 a.m., Honolulu time. At the meeting, we will have the opportunity to discuss the Company’s financial performance during 2012, and our future plans and expectations.

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. On or around March 11, 2013, we expect to distribute to our shareholders either (i) a copy of our proxy statement, the accompanying proxy card, our annual report and the Notice of Internet Availability of Proxy Materials (the “Notice”) or (ii) the Notice only. The Notice contains instructions for how to access our proxy statement and annual report over the Internet and how to request a paper copy of the proxy statement and annual report.

Your vote is important—no matter how many or how few shares you may own. Whether or not you plan to attend the Annual Meeting, please read the proxy statement and vote as soon as possible. You may vote via the Internet, by telephone or, if you receive printed proxy materials, by mailing a proxy card. Instructions for Internet and telephone voting are included in your Notice or proxy card (if you receive your materials by mail). Any shareholder attending the Annual Meeting may vote in person even if a proxy has been returned.

Thank you for your continued support of Matson.

Sincerely,

MATTHEW J. COX President and Chief Executive Officer

Matson, Inc.

1411 Sand Island Parkway, Honolulu, Hawaii 96819

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Matson, Inc. will be held in the Bankers Club on the 30th Floor of the First Hawaiian Center, 999 Bishop Street, Honolulu, Hawaii, on Thursday, April 25, 2013 at 8:30 a.m., Honolulu time, to:

1.                                      Elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.                                      Conduct an advisory vote on executive compensation;

3.                                      Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the ensuing year; and

4.                                      Transact such other business as properly may be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors has set the close of business on February 19, 2013 as the record date for the meeting. Owners of Matson, Inc. stock at the close of business on that date are entitled to receive notice of and to vote at the meeting. Shareholders will be asked at the meeting to present valid photo identification. Shareholders holding stock in brokerage accounts must present a copy of a brokerage statement reflecting stock ownership as of the record date.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE VIA THE INTERNET OR BY TELEPHONE, OR IF YOU RECEIVE PRINTED PROXY MATERIALS, BY MAILING THE PROXY CARD.

By Order of the Board of Directors,

PETER T. HEILMANN Corporate Secretary
March 11, 2013

Matson, Inc.

1411 Sand Island Parkway, Honolulu, Hawaii 96819

PROXY STATEMENT

Annual Meeting of Shareholders

Thursday, April 25, 2013

The Board of Directors (the “Board of Directors” or the “Board”) of Matson, Inc. (“Matson” or the “Company”) is soliciting your proxy to vote at the 2013 Annual Meeting of Shareholders to be held on Thursday, April 25, 2013 at 8:30 a.m., Honolulu time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at the Bankers Club on the 30th Floor of the First Hawaiian Center, 999 Bishop Street, Honolulu, Hawaii. This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting of Shareholders were first mailed or otherwise made available, on or about March 11, 2013, to shareholders of record as of February 19, 2013, the record date for the Annual Meeting.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials on the Internet. On or around March 11, 2013, we mailed to our shareholders (other than to our registered holders, certain street name shareholders, or those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials, which contains instructions as to how you may access and review on the Internet all of our proxy materials, including this Proxy Statement and our annual report. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may vote your proxy on the Internet. If you would prefer to receive printed proxy materials, please follow the instructions for requesting printed materials contained in the Notice of Internet Availability of Proxy Materials. This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who may attend the Annual Meeting?

All shareholders are invited to attend the Annual Meeting. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

You are entitled to receive notice of, and to vote at, the Annual Meeting if you own shares of Matson common stock at the close of business on February 19, 2013, the record date for the Annual Meeting. At the close of business on the record date, there were 42,672,456 shares of Matson common stock issued and outstanding.

What matters will be voted on at the Annual Meeting?

There are three proposals scheduled to be considered and voted on at the Annual Meeting:

•                  Election of seven directors;

•                  Advisory vote to approve executive compensation; and

•                  Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Shareholders also will be asked to consider and vote at the Annual Meeting on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. At this time, the Board is unaware of any matters, other than those set forth above, that may properly come before the Annual Meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote as follows:

•                  “FOR” each of the seven nominees for director;

•                  “FOR” the approval, on an advisory basis, of our executive compensation; and

•                  “FOR” the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2013.

How do I vote by proxy before the Annual Meeting?

If you are a shareholder of record, you may submit a proxy by telephone, via the Internet or by mail.

•                  Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Daylight Time (5:59 p.m. Honolulu Time), on April 24, 2013, by calling 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

•                  Submitting a Proxy Via the Internet: You can submit a proxy via the Internet until 11:59 p.m. Eastern Daylight Time (5:59 p.m. Honolulu Time), on April 24, 2013, by accessing www.proxyvote.com and following the instructions you will find on the website. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

•                  Submitting a Proxy by Mail: If you choose to submit a proxy by mail, simply mark your proxy card, date and sign it, and return it in the postage paid envelope provided with the proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend the Annual Meeting and vote in person.

If you are a “street name” holder, you must provide instructions on voting to your broker, bank, trust or other nominee holder.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our independent transfer agent and registrar, Computershare Shareowner Services LLC, you are a “shareholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder and you are considered the “beneficial owner” of the shares. As the beneficial owner of shares, you have the right to direct your broker, trustee or nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares.

How many proxy cards might I receive?

You could receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts and custodial accounts) or in multiple accounts. If your shares are held in “street name,” you will receive your proxy card or other voting information from your broker, bank, trust or other nominee, and you will return your proxy card or cards to such broker, bank, trust or other nominee. You should complete and sign each proxy card you receive, unless you are a “shareholder of record” and you elect to vote by telephone or via the Internet.

Can I vote my shares in person at the Annual Meeting?

Yes. If you decide to join us in person at the Annual Meeting and you are a “shareholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares as a “street name” holder, you must obtain a proxy from your broker, bank, trust or other nominee, giving you the right to vote the shares at the Annual Meeting.

Can I change my vote after I have submitted a proxy?

You may revoke your proxy at any time before it is exercised by:

•                  delivering to the Corporate Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the Annual Meeting;

•                  delivering to the Corporate Secretary an executed proxy bearing a later date, before the vote is taken at the Annual Meeting;

•                  submitting a proxy on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted), before 11:59 p.m. Eastern Daylight Time (5:59 p.m. Honolulu Time), on April 24, 2013; or

•                  attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke the proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:

Peter T. Heilmann

Corporate Secretary

Matson, Inc.

555 12th Street

Oakland, California 94607

(510) 628-4000

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Corporate Secretary at the Annual Meeting before we begin voting.

If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

What constitutes a quorum for the Annual Meeting?

In order to take action on the proposals at the Annual Meeting, a quorum, consisting of a majority of the issued and outstanding shares entitled to vote as of the record date, must be present in person or by proxy. Abstentions and broker non-votes will be counted as shares that are present for purposes of determining quorum.

What are the voting requirements for each of the proposals?

Provided a quorum is present:

Proposal 1 — Election of Directors: Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. A “plurality” voting standard means that the seven nominees who receive the most “for” votes cast will be elected as directors.

Proposal 2 — Advisory vote on Executive Compensation:  The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required to approve the advisory vote on executive compensation.

Proposal 3 — Ratification of the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013: The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required to ratify the appointment of the Company’s independent registered public accounting firm.

What is a broker “non-vote”?

A broker “non-vote” occurs when a broker or other nominee who holds shares for a beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner only with respect to the proposal to ratify the appointment of the Company’s independent registered public accounting firm. Brokers will not have such discretionary voting power to vote shares with respect to the election of directors or the advisory vote on executive compensation.

How will abstentions and broker non-votes affect the votes?

Abstentions and broker non-votes will have no effect on the voting results for any matter, as they are not considered to be votes cast.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

If you provide specific voting instructions, your shares will be voted at the Annual Meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted “FOR” each of the proposals in accordance with the Board’s recommendations.

Who will count the votes?

At the Annual Meeting, votes will be counted by an election inspector from the Company. Such inspector will be present at the Annual Meeting to process the votes cast by our shareholders, make a report of inspection, count the votes cast by our shareholders and certify as to the number of votes cast on each proposal.

Who will conduct the proxy solicitation and how much will it cost?

We are soliciting proxies from shareholders on behalf of our Board and will pay for all costs incurred by it in connection with the solicitation. In addition to solicitation by mail, the directors, officers and employees of Matson and its subsidiaries may solicit proxies from shareholders in person or by telephone, facsimile or email without additional compensation other than reimbursement for their actual expenses.

We have retained Georgeson, a proxy solicitation firm, to assist us in the solicitation of proxies for the Annual Meeting. We will pay Georgeson a fee of approximately $7,500 and reimburse the firm for reasonable out-of-pocket expenses.

Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with the forwarding of solicitation materials to the beneficial owners of our stock.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results on a Form 8-K filed with the SEC within four business days after the Annual Meeting.

What is the Separation Transaction?

On December 1, 2011, Alexander & Baldwin, Inc., the former parent company of Matson Navigation Company (the “Former Parent Company”), announced that its board of directors unanimously approved a plan to pursue the separation (the “Separation”) of the Former Parent Company to create two independent, publicly traded companies:

•                  Matson, a Hawaii-based ocean transportation company serving the U.S. Pacific Coast, Hawaii, Guam, Micronesia and China, and a domestic logistics company; and

•                  Alexander & Baldwin, Inc. (“A&B”), a Hawaii-based land company with interests in real estate development, commercial real estate and agriculture.

On February 13, 2012, the Former Parent Company entered into an Agreement and Plan of Merger to reorganize itself as a holding company incorporated in Hawaii, Alexander & Baldwin Holdings, Inc. (“Holdings”). The holding company structure helped facilitate the Separation through the organization and segregation of the assets of the two businesses. In addition, the holding company reorganization was intended to help preserve the Company’s status as a U.S. citizen under certain U.S. maritime and vessel documentation laws (popularly referred to as the Jones Act) by, among other things, limiting the percentage of outstanding shares of common stock in the holding company that may be owned (of record or beneficially) or controlled in the aggregate by non-U.S. citizens (as defined by the Jones Act) to a maximum permitted percentage of 22 percent.

Prior to the completion of the Separation, the Company and A&B entered into a Separation and Distribution Agreement, Tax Sharing Agreement and an Employee Matters Agreement, each dated June 8, 2012, that govern the post-Separation relationship. In addition, the Company and A&B entered into a Transition Services Agreement, dated June 8, 2012, under which each company agreed to provide the other with various services on an interim, transitional basis, for up to 24 months.

The Separation was completed on June 29, 2012. Immediately following the Separation, the Company changed its name from Alexander & Baldwin Holdings, Inc. to Matson, Inc. As a result of the Separation, the shareholders of Holdings received one share of common stock of A&B for every share of Holdings held of record as of June 18, 2012.

If you have any questions about voting your shares or attending the Annual Meeting, please call our Corporate Secretary at (510) 628-4000 or Georgeson toll free at (866) 541-3547.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Director Nominees and Qualification of Directors.  The nominees of the Board of Directors are the seven persons named below, all of whom currently are members of the Board of Directors. The Board of Directors believes that all nominees will be able to serve. However, if any nominee should decline or become unable to serve for any reason, shares represented by the accompanying proxy will be voted for the replacement person nominated by the Board of Directors.

The following table provides the name, age (as of March 11, 2013) and principal occupation of each person nominated by the Matson Board, their business experience during at least the last five years, the year each was first elected or appointed a director (including to predecessor companies) and qualifications of each director. Our Board members have a diverse range of perspectives and are knowledgeable about our businesses. Each director contributes in establishing a board climate of trust and respect, where deliberations are open and constructive. In selecting nominees, the Board has considered these factors and has reviewed the qualifications of each nominated director, which includes the factors reflected below:

W. Blake Baird Age: 52 Director Since: 2006

•                  Chairman of the Board and Chief Executive Officer, Terreno Realty Corporation, San Francisco, California (“Terreno”) (real estate investment trust) (NYSE:TRNO) since February 2010;

•                  Managing Partner and Co-Founder of Terreno Capital Partners LLC (real estate investment) from September 2007 to February 2010; and

•                  President of AMB Property Corporation (“AMB”) (real estate investment trust) from January 2000 to December 2006 and Director of AMB from May 2001 to December 2006.

Director Qualifications

As Chairman of the Board and Chief Executive Officer of Terreno, a publicly traded real estate investment trust, and as a former President and director of AMB, a large, publicly traded real estate investment trust, Mr. Baird brings to the Board experience in managing complex business organizations that, among other business activities, lease real estate to logistics companies. This experience has provided Mr. Baird with financial expertise and he has been designated by the Board of Directors as an Audit Committee Financial Expert. In addition, Mr. Baird has business operating experience in the Company’s port markets and also in China, Japan and Singapore, which are important shipping nations.

Michael J. Chun Age: 69 Director Since: 1990

•                  Retired President and Headmaster of The Kamehameha Schools Kapalama Campus, Honolulu, Hawaii (educational institution) from June 1988 to June 2012; and

•                  Director of Bank of Hawaii Corporation since April 2004.

Director Qualifications

As former President and Headmaster of The Kamehameha Schools Kapalama Campus, a major educational institution and community endowment in Hawaii with an annual operating budget of more than $50 million, Dr. Chun contributes insights about Hawaii and Matson’s operating markets through his involvement in the Hawaii business community and local community organizations. In addition, Dr. Chun was a Clinical Professor at the Hawaii Department Of Public Health Sciences School Of Public Health University Of Hawaii — Mānoa. He also has public company board experience, both with Matson’s predecessor since 1990 and with Bank of Hawaii Corporation and its banking subsidiary, Bank of Hawaii, Hawaii’s second largest financial institution.

Mathew J. Cox Age: 51 Director Since: 2012

•                  Chief Executive Officer of Matson since June 2012;

•                  President of Matson’s subsidiary, Matson Navigation Company, Inc. (“MatNav”) since October 2008;

•                  Executive Vice President and Chief Operating Officer of MatNav, from July 2005 to September 2008;

•                  Senior Vice President and Chief Financial Officer of MatNav, from June 2001 to June 2005;

•                  Variety of positions, including Vice President, Refrigerated Containers, at American President Lines (“APL”) (global container transportation company) from 1987 to 1999; and

•                  Director of The Standard Steamship Owners’ Protection & Indemnity Association (Bermuda) Limited, a mutual association of ship owners that insures ship owners, operators and charterers for their liabilities to third parties arising out of ship operations, since February 2012.

Director Qualifications

As a member of Matson’s senior management team for 11+ years and with 28 years of transportation and logistics experience, Mr. Cox brings to the Board an in-depth knowledge of all aspects of the Company’s operations, and is knowledgeable about Matson’s operating markets through his Matson, APL and other experience and his involvement in the Hawaii business community and local community organizations.

Walter A. Dods, Jr. Age: 71 Director Since: 1989

•                  Non-Executive Chairman of the Board of Matson (and its predecessor, Alexander & Baldwin, Inc.) since January 2010;

•                  Lead Independent Director of Matson’s predecessor from April 2006 to December 2009;

•                  Director of Alexander & Baldwin, Inc. (after separation from Matson) since June 2012;

•                  Director of Hawaiian Telcom Holdco, Inc. (formerly known as Hawaiian TelCom Communications, Inc.) (“Hawaiian TelCom”) (NASDAQ:HCOM) Honolulu, Hawaii (telecommunications) since December 2010;

•                  Non-Executive Chairman of the Board of Hawaiian TelCom from May 2008 to October 2010;

•                  Non-Executive Chairman of the Board of FHB, a subsidiary of BancWest (formerly known as First Hawaiian, Inc. prior to a 1998 merger) (banking) from January 2005 to December 2008;

•                  Non-Executive Chairman of the Board of BancWest from January 2005 to December 2007; Chairman of the Board and Chief Executive Officer of BancWest and FHB, from September 1989 to December 2004; Director of BancWest since March 1993;

•                  Director of BancWest’s banking subsidiaries, FHB since December 1979 and Bank of the West since November 1998; and

•                  Director of Maui Land & Pineapple Company, Inc. from October 2004 to May 2010.

Director Qualifications

As Chairman of the Board of Matson, and throughout his career as Chairman of the Board and Chief Executive Officer of BancWest, a national financial institution, and Chairman of the Board of Hawaiian TelCom, a local telecommunications provider, Mr. Dods brings to the Board experience in managing complex business organizations. He also has banking and financial expertise. He is knowledgeable about Hawaii and Matson’s operating markets through his involvement in the Hawaii business community and local community organizations, including through his 30 years of service as Chairman of the Japan Hawaii Economic Counsel and his current service as Chairman of the Hawaii Asia Pacific Association.

Thomas B. Fargo Age: 64 Director Since: 2011

•                  Non-Executive Chairman of the Board, Huntington Ingalls Industries (military shipbuilder) (NYSE:HII) since March 2011;

•                  Commander, U.S. Pacific Command, from 2002 to 2005;

•                  John M. Shalikasvilli Chair in National Security Studies at the National Bureau of Asian Research since 2010;

•                  Owner, Fargo Associates, LLC (defense and homeland/national security consultancy) since 2005;

•                  Chief Executive Officer, Hawaii Superferry, Inc. (interisland ferry) from 2008 to 2009;

•                  President, Trex Enterprises Corporation (defense research and development firm) from 2005 to 2008;

•                  Operating Executive Board Member, J.F. Lehman & Company (private equity firm); Advisory Board (non-fiduciary);

•                  Director, Hawaiian Electric Industries, Inc. (“HEI”) and Hawaiian Electric Company, Inc. (“HECO”), a subsidiary of HEI (electric utility/banking), since March 2005;

•                  Director of Northrop Grumman Corporation from 2008 to March 2011; and

•                  Director of Hawaiian Holdings, Inc. from 2005 to 2008.

Director Qualifications

In his various executive and leadership roles, Admiral Fargo brings to the Board experience in maritime and military operations and in managing complex business organizations. He is knowledgeable about Hawaii and Matson’s operating markets through his involvement in the Hawaii business community and local community organizations. Admiral Fargo also has extensive diplomatic, business and policy experience in Asia. As the senior military commander in East Asia and the Pacific, he was responsible for U.S. security arrangements and engagement with the respective governments of the region. He also has public company board experience via his service on a number of publicly traded companies, including Huntington Ingalls Industries, where he is Chairman of the Board, and HEI.

Constance H. Lau Age: 60 Director Since: 2004

•                  President, Chief Executive Officer and Director of HEI, Honolulu, Hawaii (electric utility/banking) (NYSE:HE) since May 2006;

•                  Chairman of the Boards and Director of American Savings Bank, F.S.B. (“ASB”) and HECO, subsidiaries of HEI, since May 2006;

•                  Chief Executive Officer of ASB from June 2001 to November 2010; and

•                  President and a Director of ASB from June 2001 to February 2008.

Director Qualifications

As President, Chief Executive Officer and a director of HEI, a large, publicly-traded Hawaii corporation, and as Chair of the Board of HEI’s banking and utility subsidiaries, Ms. Lau brings to the Board experience with capital intensive infrastructure and regulated industries as well as in managing complex business organizations. She also serves as Chair, National Infrastructure Advisory Council, which advises the President of the United States on the security of critical infrastructure sectors, including transportation, and their information systems. In addition, Ms. Lau has extensive experience in the banking industry and has been designated by the Board of Directors as an Audit Committee Financial Expert. She also is knowledgeable about Hawaii and Matson’s operating markets through her involvement in the Hawaii business community and local community organizations.

Jeffrey N. Watanabe Age: 70 Director Since: 2003

•                  Lead Independent Director of Alexander & Baldwin (post-separation from Matson) since June 2012;

•                  Non-Executive Chairman of the Board of HEI since May 2006;

•                  Director of HEI since April 1987;

•                  Director of HECO from February 1999 to July 2006 and from February 2008 to May 2011, and ASB since May 1988, each a subsidiary of HEI; and

•                  Retired Founder, Watanabe Ing LLP (“WI”), Honolulu, Hawaii (attorneys at law) since July 2007; Partner, WI, from 1971 to June 2007.

Director Qualifications

As Chairman of the Board of HEI, Lead Independent Director of Alexander & Baldwin and former managing partner and founder of a Honolulu law firm, Mr. Watanabe brings to the Board insights into corporate governance and leadership skills. He has both public and private company board experience, and is knowledgeable about Hawaii and Matson’s operating markets through his involvement in the Hawaii business community and local community organizations. In addition, Mr. Watanabe has extensive legal, business and board experience in the Asia and Pacific Region, including representing and sitting on boards of companies involved with the Asia Pacific Basin, chairing the Consuelo Foundation focused on charitable efforts in the Philippines, formerly serving as General Counsel to the East-West Center, which promotes better relations among the nations of Asia, the Pacific and the United States, and serving as a member on the former Japan Hawaii Economic Council and the Hawaii Asia Pacific Association.

The Company’s Bylaws provide that no person (other than a person nominated by the Board) will be eligible to be elected a director at an annual meeting of shareholders unless the Corporate Secretary has received, not less than 120 days nor more than 150 days before the anniversary date of the prior annual meeting, a written shareholder’s notice in proper form that the person’s name be placed in nomination. If the annual meeting is not called for a date which is within 25 days of the anniversary date of the prior annual meeting, a shareholder’s notice must be given not later than 10 days after the date on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. To be in proper written form, a shareholder’s notice must include information about each nominee and the shareholder making the nomination. The notice also must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The Board of Directors recommends that shareholders vote “FOR” each of the seven nominees for director.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

Director Independence

The NYSE listing standards and our Corporate Governance Guidelines require that a majority of our Board of Directors and every member of the Audit, Compensation and Nominating and Corporate Governance Committees be “independent.” The Board has reviewed each of its current directors (the nominees named above) and has determined that all such members of the Board, with the exception of Mr. Cox, who is an executive officer of Matson, are independent under NYSE rules. In making its independence determinations, the Board considered the transactions, relationships or arrangements described below in “Certain Information Regarding Directors and Executive Officers—Certain Relationships and Transactions”, as well as the following: Dr. Chun—Matson’s banking relationships with Bank of Hawaii, an entity of which Dr. Chun is a director; Mr. Dods—Matson’s banking relationships with First Hawaiian Bank, an entity of which Mr. Dods is a director, and Matson’s separation agreements with Alexander & Baldwin, Inc., an entity of which Mr. Dods is a director; Admiral Fargo—Matson’s banking relationships with American Savings Bank, the corporate parent of which Admiral Fargo is a director; Ms. Lau— Matson’s banking relationships with American Savings Bank, the corporate parent of which Ms. Lau is the president, chief executive officer, and a director; and Mr. Watanabe—Matson’s banking relationships with American Savings Bank, an entity of which Mr. Watanabe is a director, and Matson’s separation agreements with Alexander & Baldwin, Inc., an entity of which Mr. Watanabe is a director.

Prior to the Separation, W. Allen Doane, Charles G. King, Stanley M. Kuriyama and Douglas M. Pasquale served on our Board, and the Board had previously determined that Messrs. King and Pasquale were independent under the NYSE listing standards.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership, and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. The Board currently has a separate Chairman of the Board and Chief Executive Officer (“CEO”). In separating these two positions, the Board recognizes that an independent Chairman can be beneficial in establishing a system of corporate checks and balances, and that managing the Board can be a time-intensive responsibility. This leadership structure allows the CEO to focus on operating and managing the Company. The Board has determined that its leadership structure is appropriate for Matson at this time.

The Board’s Role in Risk Oversight

The Board has oversight of the risk management process, which it administers in part through the Audit Committee. One of the Audit Committee’s responsibilities involves discussing policies regarding risk assessment and risk management. Risk oversight plays a role in all major board decisions and the evaluation of risk is a key part of the decision-making process. For example, the identification of risks and the development of sensitivity analyses are key requirements for capital requests that are presented to the Board.

This risk management process occurs throughout all levels of the organization, but is also facilitated through a formal process in which a risk management working group and a risk management steering committee (comprised of senior management) meet regularly to identify and address significant risks. After the Separation, we reconstituted a new working group and steering committee. Risk management is reflected in the Company’s compliance, auditing and risk management functions, and its risk-based approach to strategic and operating decision-making. Management reviews its risk management activities with the full Board of Directors on a regular basis. The Board periodically receives various reports on risk-related matters, including presentations by senior management that cover an overview of the risk management program and include risk management perspectives from each of Matson’s business segments in the companywide strategic plan. The Board believes that its current leadership structure is conducive to the risk oversight process.

Pay Risk Assessment

The Compensation Committee has a formal review process to regularly consider and discuss the compensation policies, plans and structure for all of the Company’s employees, including the Company’s executive group, to ascertain whether any of the compensation programs and practices create risks or motivate unreasonably risky behavior that are reasonably likely to have a material adverse effect on the Company. In 2012, Management worked with the Compensation Committee and Towers Watson to review all Company incentive plans and related policies and practices, and the overall structure of total pay, pay mix, the risk management process and related internal controls.

Management and the Compensation Committee concluded that Matson’s employee compensation programs represent an appropriate balance of fixed and variable pay, cash and equity, short-term and long-term compensation, financial and non-financial performance, and enterprise risk oversight. It was noted that various policies are in place to mitigate compensation-related risks, including:

•                  minimum stock ownership guidelines,

•                  vesting periods on equity,

•                  capped performance-based incentive payments for non-sales positions,

•                  use of multiple performance metrics,

•                  use of multiple organizational performance levels,

•                  reasonable payout curves tied to performance goals (e.g., 50 percent at threshold, 100 percent at target, 200 percent maximum payout at extraordinary, with linear interpolation between each goal),

•                  review of goal-setting by the Compensation Committee to ensure that goals are reasonable,

•                  mix of pay that is consistent with competitive practices for organizations similar in size,

•                  insider trading and hedging prohibitions,

•                  a compensation clawback policy, and

•                  oversight by a Compensation Committee composed of independent directors.

The Company concluded that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Board of Directors and Committees of the Board

Prior to the Separation, the Board of Directors consisted of the following ten directors: Messrs. W. Blake Baird, W. Allen Doane, Walter A. Dods, Jr., Charles C. King, Stanley M. Kuriyama, Douglas M. Pasquale and Jeffrey N. Watanabe, Dr. Michael J. Chun, Admiral Thomas B. Fargo, and Ms. Constance H. Lau. Prior to consummating the Separation, the Board was reduced to consist of the following directors, and the following seven individuals were elected effective as of June 26, 2012: Messrs. Baird, Matthew J. Cox, Dods and Watanabe, Dr. Chun, Admiral Fargo and Ms. Lau. The Board of Directors held eleven meetings during 2012. In conjunction with six of these meetings, the non-management directors of Matson met in formally-scheduled executive sessions, led by the Chairman of the Board. In 2012, all directors were present at more than 75 percent of the meetings of the Board of Directors and Committees of the Board on which they serve, and six directors were present at 100 percent of such meetings. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which is governed by a charter, which is available on the corporate governance page of Matson’s website at www.matson.com.

Audit Committee:  Prior to the Separation, the members of the Audit Committee were: Messrs. Pasquale (Chairman), Baird and Dods, Admiral Fargo, and Ms. Lau. The current members of the Audit Committee are:

•                  Ms. Lau, Chair,

•                  Mr. Baird, and

•                  Admiral Fargo.

Each member is an independent director under the applicable NYSE listing standards and SEC rules. In addition, the Board has determined that Ms. Lau and Mr. Baird are “audit committee financial experts” under SEC rules. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors, and are summarized in the Audit Committee Report, which appears in this Proxy Statement. The Audit Committee met a total of five times during 2012.

Compensation Committee:  Prior to the Separation, the members of the Compensation Committee were: Messrs. King, (Chairman), Baird & Watanabe and Dr. Chun. The current members of the Compensation Committee are:

•                  Dr. Chun, Chair,

•                  Mr. Baird, and

•                  Mr. Watanabe.

Each member is an independent director under the applicable NYSE listing standards. The Compensation Committee has general responsibility for management and other salaried employee compensation and benefits, including incentive compensation and stock incentive plans, and for making recommendations on director compensation to the Board. The Compensation Committee may form subcommittees and delegate such authority as the Compensation Committee deems appropriate, subject to any restrictions by law or listing standard. For further information on the processes and procedures for consideration of executive compensation, see “Executive Compensation—Compensation Discussion and Analysis” section below. The Compensation Committee met a total of six times during 2012.

Nominating and Corporate Governance Committee:  Prior to the Separation, the members of the Nominating and Corporate Governance Committee were: Messrs. Dods (Chairman), King, Pasquale and Watanabe and Dr. Chun. The current members of the Nominating and Corporate Governance Committee (the “Nominating Committee”) are:

•                  Mr. Watanabe, Chair,

•                  Dr. Chun,

•                  Mr. Dods, and

•                  Ms. Lau.

Each member is an independent director under the applicable NYSE listing standards. The functions of the Nominating Committee include recommending to the Board individuals qualified to serve as directors; recommending to the Board the size and composition of committees of the Board and monitoring the functioning of the committees; advising on Board composition and procedures; reviewing corporate governance issues; overseeing the annual evaluation of the Board; and ensuring that an evaluation of management occurs. The Nominating Committee met a total of four times during 2012.

Nominating Committee Processes

The Nominating Committee identifies potential nominees by asking current directors to notify the Nominating Committee of qualified persons who might be available to serve on the Board. From time to time, the Nominating Committee also engages firms that specialize in identifying director candidates.

The Nominating Committee will consider director candidates recommended by shareholders. In considering such candidates, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating Committee, a shareholder must submit a written recommendation that meets the requirements of the Company’s Bylaws, including the name of the shareholder, evidence of the shareholder’s ownership of Matson stock (including the number of shares owned and the length of time of ownership), the name of the candidate, the candidate’s qualifications to be a director and the candidate’s consent for such consideration.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at 555 12th Street, Oakland, California 94607 and must be received not less than 120 days before the anniversary of the date on which Matson’s Proxy Statement was released to shareholders in connection with the previous year’s annual meeting.

The Nominating Committee believes that the minimum qualifications for serving as a director are high ethical standards, a commitment to shareholders, a genuine interest in Matson and a willingness and ability to devote adequate time to a director’s duties. The Nominating Committee also may consider other factors it deems to be in the best interests of Matson and its shareholders, such as business experience, financial expertise and group decision-making skills. While the Nominating Committee does not have a written diversity policy, it considers diversity of knowledge, skills, professional experience, education, expertise, and representation in industries relevant to the Company, as important factors in its evaluation of candidates.

Once a potential candidate has been identified by the Nominating Committee, the Nominating Committee reviews information regarding the person to determine whether the person should be considered further. If appropriate, the Nominating Committee may request information from the candidate, review the person’s accomplishments, qualifications and references, and conduct interviews with the candidate. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities and to promote the more effective functioning of the Board and its committees. The guidelines provide details on matters such as:

•                  Goals and responsibilities of the Board,

•                  Selection of directors, including the Chairman of the Board,

•                  Board membership criteria and director retirement age,

•                  Stock ownership guidelines,

•                  Director independence, and executive sessions of non-management directors,

•                  Board self-evaluation,

•                  Board compensation,

•                  Board access to management and outside advisors,

•                  Board orientation and continuing education, and

•                  Leadership development, including annual evaluations of the CEO and management succession plans.

The full text of the Matson Corporate Governance Guidelines is available on the corporate governance page of Matson’s corporate website at www.matson.com.

Compensation of Directors

The following table summarizes the compensation paid by Matson to directors for services rendered during 2012.

2012 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(f)	(g)	(h)
W. Blake Baird	79,350	100,040	N/A	7,803	187,193
Michael J. Chun	77,600	100,040	4,048	11,297	192,985
Walter A. Dods, Jr.	144,550	168,085	1,425	10,043	324,103
Thomas B. Fargo	70,350	100,040	0	0	170,390
Constance H. Lau	76,600	100,040	0	7,803	184,443
Jeffrey N. Watanabe	77,100	83,351	0	0	160,451
W. Allen Doane(5)	31,100	0	0	0	31,100
Charles C. King(5)	42,850	0	0	0	42,850
Douglas M. Pasquale(5)	45,600	0	0	0	45,600

(1)                                 Represents the aggregate grant-date fair value of restricted stock unit awards granted in 2012. Each director was granted approximately $100,040 in restricted stock units. In connection with the Separation, Mr. Watanabe’s then outstanding stock awards (including a $100,040 award during 2012), were forfeited and replaced by new equivalent replacement restricted stock units and options by Alexander & Baldwin, Inc. and Mr. Watanabe received a grant of restricted stock award units of Matson with an aggregate grant-date fair market value of $83,351. Mr. Dods was provided with an additional grant of approximately $68,045 in consideration for his role as Chairman of the Board. At the end of 2012, Mr. Dods had 13,764 restricted stock units, Dr. Chun had 20,194 restricted stock units, Mr. Baird and Ms. Lau each had 8,123 restricted stock units; Admiral Fargo had 5,326 restricted stock units, and Mr. Watanabe had 2,995 restricted stock units. In connection with the Separation, Messrs. Doane, King and Pasquale’s then outstanding stock awards were forfeited and replaced by new equivalent replacement restricted stock units and options by Alexander & Baldwin, Inc.

(2)                                 Options have not been granted since 2007. The aggregate number of stock option awards outstanding at the end of 2012 for each director is as follows: Messrs. Baird and Watanabe and Admiral Fargo—0 shares; Dr. Chun—15,598 shares; Mr. Dods—52,643 shares; and Ms. Lau—46,794 shares.

(3)                                 All amounts are attributable to the aggregate change in the actuarial present value of the director’s accumulated benefit under a defined benefit pension plan.

(4)                                 Represents dividend equivalent amounts payable upon vesting of restricted stock units.

(5)                                 Messrs. Doane, King and Pasquale served on the Board of Directors until the completion of the Separation.

For the first half of 2012 (prior to the Separation), non-employee directors received a flat annual cash retainer of $31,100 for board service, which was reduced for the second half of 2012 to $28,000 (for a total of $59,100 for 2012). For any telephonic or in-person board meetings in excess of seven meetings, a per meeting fee of $750, was paid. All Audit Committee members received an annual cash retainer pro-rated and paid quarterly of $9,000, all Compensation Committee members received an annual cash retainer pro-rated and paid quarterly of $7,500, and all Nominating and Corporate Governance Committee members received an annual cash retainer pro-rated and paid quarterly of $6,000. For any telephonic or in-person meetings in excess of six meetings for the Audit Committee, five meetings for the Compensation Committee, and four meetings for the Nominating and Corporate Governance Committee, a fee of $750 per meeting was paid. Dr. Chun received an annual retainer fee of $5,000 for serving as Chair of the Compensation Committee during the second half of 2012 (one half of the $10,000 annual retainer), Ms. Lau received an annual retainer fee of $7,000 for serving as Chair of the Audit Committee (one half of the $14,000 annual retainer), and Mr. Watanabe received an annual retainer fee of $3,000 for serving as Chair of the Nominating and Corporate Governance Committee (one half of the $6,000 annual retainer). Mr. Dods received a total cash retainer fee of $139,300 for serving as non-executive Chairman of the Board. He also received meeting fees of $2,250 and committee fees of $3,000. For their service on the board of directors of the Former Parent Company in 2012 prior to the consummation of the Separation, Mr. Doane received a cash retainer of $31,100; Mr. King received a cash retainer of $31,100, an additional cash retainer of $3,000 as a member of the Nominating and Corporate Governance Committee, and a cash retainer of $8,750 as a member of the Compensation Committee; and Mr. Pasquale received a cash retainer of $31,100, an additional cash retainer of $3,000 as a member of the Nominating and Corporate Governance Committee, and a cash retainer of $11,500 as a member of the Audit Committee. Directors who are employees of Matson or its subsidiaries (or, prior to the Separation, the Former Parent Company) did not receive compensation for serving as directors. Non-employee directors may defer half or all of their annual cash retainer and meeting fees until retirement or until a later date they may select; no directors have deferred any of these fees.

Through 2012, under the terms of the 2007 Incentive Compensation Plan (the “2007 Plan”), an automatic grant of approximately $100,000 in restricted stock units is given to each director who is elected or reelected as a non-employee director of the Former Parent Company at each Annual Meeting of Shareholders. Commencing with 2013, this automatic grant has been reduced to approximately $90,000. These awards vest in equal increments over three years. Non-employee directors may defer all or a portion of their vested shares until cessation of board service or the fifth anniversary of the award date, whichever is earlier. No directors have elected to make such a deferral in 2012. In 2012, an additional annual grant of $68,045 in restricted stock units was awarded to Mr. Dods, as non-executive Chairman of the Board.

Under Matson’s retirement plan for directors, which has been frozen since 2004, a director with five or more years of service will receive a lump-sum payment upon retirement or attainment of age 65, whichever is later, that is actuarially equivalent to a payment stream for the life of the director consisting of 50 percent of the amount of the annual retainer fee in effect at the time of his or her departure from the Board, plus 10 percent of that amount for each year of service as a director over five years (up to an additional 50 percent). Effective December 31, 2004, these retirement benefits were frozen based on a director’s service and retainer on that date and no further benefits accrue.

Directors have business travel accident coverage of $200,000 for themselves and $50,000 for their spouses while accompanying directors on Matson business. They also may participate in the Company’s matching gifts program for employees, in which the Company matches contributions to qualified cultural and educational organizations up to a maximum of $3,000 annually.

Director Share Ownership Guidelines

The Board has a Share Ownership Guideline Policy that encourages each non-employee director to own Matson common stock (including restricted stock units) with a value of five times the amount of the current cash retainer within five years of becoming a director. All non-employee directors have met the established guidelines, with the exception of Admiral Fargo, who joined the Board in November 2011.

Communications with Directors

Shareholders and other interested parties may contact any of the directors by mailing correspondence “c/o Matson Law Department” to Matson’s corporate offices at 555 12th Street, Oakland, California 94607. The Law Department will forward such correspondence to the appropriate director(s). However, the Law Department reserves the right not to forward any offensive or otherwise inappropriate materials.

In addition, Matson’s directors are strongly encouraged to attend the Annual Meeting of Shareholders. All of the directors attended the 2012 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

The following table lists the names and addresses of the only shareholders known by Matson on February 28, 2013 to have owned beneficially more than five percent of Matson’s common stock outstanding, the number of shares they beneficially own, and the percentage of outstanding shares such ownership represents, based upon the most recent reports filed with the SEC. Except as indicated in the footnotes, such shareholders have sole voting and dispositive power over shares they beneficially own.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
The London Company	4,673,368	(a)	10.95%
1801 Bayberry Court, Suite 301 Richmond, VA 23226

Pershing Square Capital Management L.P.	3,644,948	(b)	8.54%
888 Seventh Avenue, 42nd Floor New York, NY 10019

BlackRock, Inc.	3,363,704	(c)	7.88%
40 East 52nd Street New York, NY 10022

Dimensional Fund Advisors LP	2,746,692	(d)	6.44%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746

The Vanguard Group	2,222,927	(e)	5.21%
100 Vanguard Blvd. Malvern, PA 19355

(a)                                 As reported in Amendment No. 2 to Schedule 13G dated February 6, 2013  (the “London Company 13G”) filed with the SEC. According to the London Company 13G, London Company has sole voting power and sole dispositive power over 4,364,709 shares, has shared dispositive power over 308,659 shares and no shared voting power over any shares.

(b)                                 As reported in the Schedule 13G dated February 14, 2013 (the “Pershing 13G”) filed with the SEC. According to the Pershing 13G, Pershing Square Capital Management L.P. and its affiliates have shared voting power and shared dispositive power over all 3,644,948 shares, and does not have sole voting or sole dispositive power over any shares. As reported in the Pershing 13G, William A. Ackman is the natural person considered to have voting and investment power over the shares.

(c)                                  As reported in Amendment No. 3 to Schedule 13G dated February 4, 2013 (the “BlackRock 13G”) filed with the SEC. According to the BlackRock 13G, BlackRock, Inc. has sole voting power and sole dispositive power over all 3,363,704 shares, and does not have shared voting or shared dispositive power over any shares.

(d)                                 As reported in Amendment No. 2  to the Schedule 13G dated February 8, 2013 (the “Dimensional Fund 13G”) filed with the SEC. According to the Dimensional Fund 13G, Dimensional Fund Advisors LP has sole voting power over 2,700,415 shares and sole dispositive power over all 2,746,692 shares (subject to the provision of Note 1 of the Dimensional Fund 13G), and does not have shared voting or shared dispositive power over any shares.

(e)                                  As reported in the Schedule 13G dated February 7, 2013 (the “Vanguard 13G”) filed with the SEC. According to the Vanguard 13G, The Vanguard Group has sole voting power over 30,559 shares, sole dispositive power over 2,194,368 shares, shared dispositive power over 28,559 shares and no shared voting power over any shares.

CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of Matson common stock beneficially owned as of February 28, 2013 by each director and nominee, by each executive officer named in the “Executive Compensation—Summary Compensation Table” below, and by directors, nominees and executive officers as a group and, if at least one-tenth of one percent, the percentage of outstanding shares such ownership represents. Except as indicated in the footnotes, directors, nominees and executive officers have sole voting and dispositive power over shares they beneficially own.

Name or Number in Group	Number of Shares Owned (a)	Restricted Stock Units and Stock Options(b)	Total	Percent of Class
W. Blake Baird	12,572	2,994	15,566	—
Michael J. Chun	20,040	27,668	47,708	0.11%
Matthew J. Cox	35,149	256,300	291,449	0.68%
Walter A. Dods, Jr.	70,839	52,643	123,482	0.29%
Thomas B. Fargo	715	0	715	—
Constance H. Lau	10,922	46,794	57,716	0.14%
Jeffrey N. Watanabe	11,693	0	11,693	—
Joel M. Wine	6,406	36,252	42,658	0.10%
Kevin C. O’Rourke	26,449	76,709	103,158	0.24%
Ronald J. Forest	24,086	70,006	94,092	0.22%
Vicente S. Angoco	6,923	27,056	33,979	—
Stanley M. Kuriyama(c)	121,144	0	121,144	0.28%
12 Directors, Nominees, and Executive Officers as a Group	346,938	596,422	943,360	2.21%

(a)                                 Amounts include shares as to which directors, nominees and executive officers have shared voting and dispositive power, as follows: Mr. Baird and spouse—12,572 shares, Dr. Michael Chun and spouse—9,418 shares, Mr. Dods—2,000 shares, Ms. Lau and spouse—700 shares, Mr. Forest and spouse—24,086 shares and Mr. O’Rourke and spouse—21,435 shares.

(b)                                 Amounts include shares deemed to be owned beneficially by directors, nominees and executive officers because they may be acquired within 60 days from March 1, 2013 through the exercise of stock options.

(c)                                  Mr. Kuriyama’s shares were pledged on September 4, 2012 as security for a loan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Matson’s directors and executive officers, and persons who own more than 10 percent of Matson’s common stock, to file reports of ownership and changes in ownership with the SEC. Matson believes that, during fiscal 2012, its directors and executive officers filed all reports required to be filed under Section 16(a) on a timely basis.

Certain Relationships and Transactions

Matson has adopted a written policy under which the Audit Committee must pre-approve all related person transactions that are disclosable under SEC Regulation S-K, Item 404(a). Prior to entering into a transaction with Matson, directors and executive officers (and their family members) and shareholders who beneficially own more than five percent of Matson’s common stock must make full disclosure of all facts and circumstances to the Law Department. The Law Department then determines whether such transaction requires the approval of the Audit Committee. The Audit Committee considers all of the relevant facts available, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the person in question is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

The Audit Committee has established written procedures to address situations when approvals need to be sought between meetings. Whenever possible, proposed related person transactions will be included as an agenda item at the next scheduled Audit Committee meeting for review and approval. However, if it appears that a proposed related person transaction will occur prior to the next scheduled Audit Committee meeting, approval will be sought from Audit Committee members between meetings. Approval by a majority of the Audit Committee members will be sufficient to approve the related person transaction. If a related person transaction is approved in this manner, the action will be reported at the next Audit Committee meeting.

Constance Lau, a director of Matson, is President, Chief Executive Officer and Director of HEI, as well as Chairman of the Board of American Savings Bank, F.S.B., a subsidiary of HEI. From January 1, 2012 through June 29, 2012, American Savings Bank had a 9.86 percent participation in the Company’s $125,000,000 revolving credit facility. American Savings Bank currently has a 6.67 percent participation in the Company’s $375,000,000, five-year unsecured revolving credit facility, which was amended and restated in connection with the Separation. The credit facilities, including American Saving Bank’s participation, were entered into in the ordinary course of business; were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and did not involve more than the normal risk of collectability or present other unfavorable features. Ms. Lau abstained from voting when the Board approved the amendment and restatement of the revolving credit facility in connection with the Separation.

In 2012, the Company purchased electricity from Hawaiian Electric Company, Inc. (“HECO”) for $171,676. Ms. Lau is Chairman of HECO.

The brother of Matthew J. Cox, a director and the President and Chief Executive Officer of Matson, is an officer in a company from which Matson leases transportation equipment. The aggregate amount paid under the leases in 2012 was $680,039. The aggregate rental obligations expected to be paid in 2013 are $390,000.

The parents of Vicente S. Angoco, the Senior Vice President, Pacific of Matson, own and operate a company which provides drayage of some Matson containers in Guam. The approximate dollar value of the payment from Matson in connection with this service in 2012 was $527,000. The brother of Mr. Angoco owns and operates a company with which the Company contracts for chassis repair and maintenance services in Guam. The approximate dollar value of the payment from Matson in connection with this service in 2012 was $881,000. The brother-in-law of Mr. Angoco owns and operates a company with which the Company contracts for the provision of temporary and contract workers in Guam. The approximate dollar value of the payment from Matson in connection with this service in 2012 was $542,000. Mr. Angoco has no monetary or other interest in any of the businesses described above.

Code of Ethics

Matson has adopted a Code of Ethics that applies to the CEO, Chief Financial Officer (“CFO”) and Controller. A copy of the Code of Ethics is posted on the corporate governance page of Matson’s corporate website, www.matson.com. Matson intends to disclose any changes in or waivers from its Code of Ethics by posting such information on its website.

Code of Conduct

Matson has adopted a Code of Conduct, which is applicable to all directors, officers and employees, and is posted on the corporate governance page of Matson’s corporate website.

Executive Officers

The name of each executive officer of Matson (in alphabetical order), age (in parentheses) as of March 11, 2013, and present and prior positions with Matson and business experience for the past five years are given below. Generally, the term of office of executive officers is at the pleasure of the Board of Directors.

Vicente S. Angoco, Jr. (46): Senior Vice President, Pacific since June 2012; Senior Vice President, Pacific of MatNav, January 2011 — present; Vice President, Pacific of MatNav March 2008 — January 2011; General Manager, Guam and Micronesia of MatNav December 2006 — March 2008; first joined Matson or a subsidiary in 1995.

Matthew J. Cox (51): President and Chief Executive Officer of Matson since June 2012; President of MatNav, October 2008 — present; Executive Vice President and Chief Operating Officer of MatNav, July 2005 — September 2008; first joined Matson or a subsidiary in 2001.

Ronald J. Forest (57): Senior Vice President, Operations since June 2012; Senior Vice President, Operations of MatNav, April 2003 — present; first joined Matson or a subsidiary in 1995.

David L. Hoppes (61): Senior Vice President, Ocean Services since June 2012; Senior Vice President, Ocean Services of MatNav, July 2005 — present; first joined Matson or a subsidiary in 2001.

Rusty K. Rolfe (55): Senior Vice President since June 2012; President of Matson Logistics, July 2012 — present; Executive Vice President, Matson Logistics August 2011 — July 2012; Executive Vice President, Matson Integrated Logistics, April 2006 — August 2011; first joined Matson or a subsidiary in 2001.

Kevin C. O’Rourke (66) Senior Vice President and Chief Legal Officer since June 2012; Senior Vice President and General Counsel of MatNav, April 1995 — present; first joined Matson or a subsidiary in 1992.

Joel M. Wine (41): Senior Vice President and Chief Financial Officer, September 2011 — present; Managing Director, Goldman Sachs, November 2005 — June 2011; first joined Matson or a subsidiary in 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (“CD&A”) addresses Matson’s compensation practices for 2012 for the six executive officers named in the Summary Compensation Table on page 32 (collectively, the “Named Executive Officers” or “NEOs”). The NEOs are:

•                  Matthew J. Cox, President & Chief Executive Officer,

•                  Joel M. Wine, Senior Vice President and Chief Financial Officer,

•                  Kevin C. O’Rourke, Senior Vice President and Chief Legal Officer,

•                  Ronald J. Forest, Senior Vice President, Operations,

•                  Vicente S. Angoco, Senior Vice President, Pacific, and

•                  Stanley M. Kuriyama, Former President & Chief Executive Officer, Alexander & Baldwin Holdings, Inc.

On June 26, 2012, in connection with the Separation (as discussed below), Mr. Kuriyama resigned as the President & Chief Executive Officer of Alexander & Baldwin Holdings, Inc. Concurrently, Mr. Cox was appointed as President and Chief Executive Officer of Alexander & Baldwin Holdings, Inc. (which was later renamed Matson, Inc.)  As Mr. Kuriyama no longer participated in any of the Company’s compensation programs following the Separation, Mr. Kuriyama is not included in the remaining narrative describing the Company’s compensation programs.

Executive Summary

On June 29, 2012, we completed a transaction (the “Separation”) in which Alexander & Baldwin and Matson were separated into two publicly traded entities. We retained the Matson businesses as a New York Stock Exchange-listed company called Matson, Inc. The Alexander & Baldwin business was spun off into a new publicly traded company, also listed on the New York Stock Exchange, that retained the Alexander & Baldwin name.

Because Matson is the remaining corporation in the Separation, this CD&A addresses the named executive officer rewards practices in place before the Separation and programs adopted after the Separation.

As part of the Separation, we developed a Matson-specific total executive compensation program focused on supporting our stand alone business strategy, aligning with competitive market practices and further enhancing the overall alignment of compensation with the interests of our shareholders. Highlights of these changes include:

Program or Element	Key Changes/Actions
Total Compensation Strategy

•        Defined and implemented a new strategy that links total compensation to Company performance, and is simple, transparent, aligned with market practices and appropriately balanced between fixed and variable compensation

Base Salaries	• Adjusted base salaries to reflect competitive market pay levels, as appropriate

Annual Incentives	• Adjusted annual incentive opportunities to reflect competitive market pay levels, as appropriate

Long-Term Incentives	• Enhanced the competitive quality and retentive value of long-term incentives through supplemental and new hire grants

Benefits Programs	• Maintained all previously offered health, welfare and retirement programs with specific focus on benefit continuity, employee/employer contribution rates and seamless administrative transition

Share Ownership Guidelines	• Reaffirmed the Share Ownership Guidelines for Key Executives program, including confirmed participation of the new executive officer team

Pay Philosophy.  The following is an overview of the Company’s pay philosophy:

•                  Matson firmly believes in pay-for-performance and, thus, ties the majority of the NEO’s compensation to performance to ensure alignment with the interests of the Company’s shareholders. In 2012, 64 percent of the CEO’s target total direct compensation was variable and performance-based. For the other NEOs, on average, 61 percent of target total direct compensation was variable and performance-based.

•                  All elements of compensation are generally benchmarked against the 50th percentile of competitive market practices. However, market data is only one of many factors considered in determining individual executive pay, including demonstrated performance, time in position, scope of impact and internal equity with other executives.

•                  All NEOs participate in the same health and welfare benefit plans, on substantially similar terms, as other salaried U.S.-based employees.

Financial Performance in 2012.  In 2012, the Company’s overall performance was above the previous year. Net income increased from $34.2 million, or $0.81 per share, in 2011 to $45.9 million, or $1.08 per share, in 2012. Total revenue increased to $1.56 billion in 2012 compared to $1.46 billion in 2011. The Company’s 2012 performance also exceeded the Board of Directors approved operating plan that includes performance measures incorporated in the Company’s incentive compensation plans, as discussed in detail below.

Pay for Performance.  The Company’s above target performance in 2012 was reflected in elements of compensation earned by executives in 2012.

•                  Base Salary:  The Compensation Committee approved modest merit increases in 2012 to the NEOs, which was reflective of performance in 2011. Increases were based on individual performance, competitive market data, and the relationship of existing salary levels to comparable market data. Further adjustments to base salaries were made after the Separation for select executives, reflecting Matson’s expanded roles and responsibilities resulting from becoming a stand alone public company, refined compensation strategy and competitive market data. The increases resulted in NEO salaries ranging from below the 25th to the 50th percentiles of competitive market levels.

•                  Target Total Cash:  NEO target annual total cash compensation levels ranged from below the 25th to the 50th percentiles of the benchmark data. The annual incentive amounts actually earned reflect Company performance at above target level against consolidated pre-tax income and return on invested capital (“ROIC”) targets for 2012 for the five NEOs, including the CEO. NEO awards are based on a combination of Company and individual goal achievements.

•                  Total Direct Compensation:  The Committee approved target total direct compensation award opportunities for the NEOs from below the 25th percentile to the 50th percentile of competitive market levels. Long-term incentive award opportunities for each NEO ranged from below the 25th to the 50th percentiles.

•                  2012 Performance-based Restricted Stock Units:  As a result of the Company’s above target performance in 2012, the performance-based portion of the 2012 long-term incentive (“LTI”) grants was earned at an above target level resulting in shares being issued at 123.7% of target. While the performance objective was achieved, the awards are subject to a three-year vesting period (with one-third vesting in January 2013 and the remaining two-thirds vesting of over the next two years).

•                  Say-on-Pay Vote in 2012.  At the 2012 Annual Meeting of Shareholders, shareholders approved an advisory vote on the compensation of the NEOs with 97.6 percent of shares voting in favor. The Compensation Committee took these results into consideration and concluded it should focus on continuous improvements in the executive pay programs, as it has in previous years.

Improvement in Pay Practices.  The Compensation Committee evaluates its executive compensation practices and modifies or adopts programs or practices to provide an appropriate balance of risk and reward, as well as to adhere to strong governance practices. The following compensation policies were adopted in consideration of this practice:

•                  Adopted a clawback policy, effective January 1, 2011, that applies to all senior management.

•                  Adopted a policy prohibiting hedging and other speculative transactions involving Company stock, effective February 16, 2011.

•                  Improved clarity and analysis of the executive pay programs in this Compensation Discussion and Analysis section for the benefit of shareholders.

Promote Good and Avoid Bad Pay Practices.  In addition to modifications described above, the Company continues to monitor its existing pay practices, as highlighted below, to ensure that it adopts the best practices to the extent that they are aligned to the business goals and strategy of the Company, as well as shareholder interests.

Promote Good Pay Practices	Avoid Bad Pay Practices

•    Change in control agreements (“Change in Control Agreements”) that include double triggers requiring both a change in control event and termination of employment before any payments can be made.

•    Multiple, balanced performance metrics to determine incentive payments in annual and long-term incentive awards.

•    Minimum share ownership guidelines for senior executives.

•    Minimum vesting periods of three years on all equity awards.

•    Clawback policy that applies to all senior management.

•    No employment contracts.

•    No overly generous pay package for the CEO.

•    No guaranteed bonus payments to senior executives.

•    No large bonus payouts without justifiable performance linkage.

•    No egregious pension payouts and no active SERP (supplemental executive retirement plan).

•    No excessive perquisites.

•    No excessive severance or change in control provisions.

•    No tax reimbursements.

•    No dividend or dividend equivalents paid on unvested performance shares or units.

•    No speculative transactions by executives using Company stock in hedging activities.

•    No unreasonable internal pay disparity.

•    No repricing or replacing of underwater stock options, without prior shareholder approval.

Compensation Overview

Compensation Philosophy and Objectives.  The Company seeks to align its objectives with shareholder interests through a compensation program that attracts, motivates and retains qualified and effective executives, and rewards performance and results. To achieve this, the Company uses the following pay elements (described further under “—Pay Elements” below):

•                  Salary,

•                  Annual cash incentives,

•                  Long-term equity incentives,

•                  Health and welfare benefits,

•                  Retirement benefits, and

•                  Executive Severance Plan (“Severance Plan”) and Change in Control Agreements.

Target Compensation Percentiles.  In 2012, to achieve the Company’s compensation strategy, the Compensation Committee set target compensation percentile levels as follows:

•                  Cash compensation (salary and target annual incentives) at the 50th percentile of competitive market data (described under “—The Role of Competitive Market Data”).

•                  Total direct compensation (cash compensation and long-term equity incentives) at the 50th percentile.

•                  Total compensation (total direct compensation, plus health and welfare benefits, retirement benefits and perquisites) at the 50th percentile.

Actual compensation is dependent upon Company and individual performance.

Combination of Pay Elements.  The Company’s combination of pay elements is designed to place greater emphasis on performance-based compensation, while at the same time focusing on long-term talent retention and maintaining a balanced program to ensure an appropriate balance between pay and risk. The Compensation Committee believes that this is consistent with one of its key compensation objectives, which is to align management and shareholder interests.

Percentage of Target Total Direct Compensation Provided by Each Pay Element for 2012

	NEOs			Competitive
NEO	Salary	Annual Incentives	Long-Term Incentives	Salary	Annual Incentives	Long-Term Incentives
Mr. Cox	36%	29%	35%	21%	20%	59%
Mr. Wine	35%	21%	44%	35%	20%	45%
Mr. O’Rourke	40%	20%	40%	42%	20%	38%
Mr. Forest	40%	20%	40%	36%	23%	41%
Mr. Angoco	40%	20%	40%	40%	25%	35%

Review of Total Compensation.  In evaluating the mix of pay elements, the Compensation Committee reviews:

•                  A summary of the value of all compensation elements provided to the executive during the year,

•                  Competitive market peer group and survey data,

•                  Health and welfare benefits and retirement plan balances,

•                  Prior compensation decisions for the past five years through tally sheets,

•                  Economic environment,

•                  Business strategic goals and performance expectations,

•                  Expected and actual Company and individual performance, and

•                  Insight from the shareholder Say-on-Pay vote results.

The Compensation Committee uses the above information to evaluate the following:

•                  Alignment of the pay program to the Committee’s commitment to pay for performance,

•                  Consistency with competitive market practices,

•                  Reasonableness and balance of pay elements as they relate to pay risk,

•                  Year-to-year pay movement for each NEO to ensure it reflects variations in annual performance,

•                  Internal pay equity based on individual performance, job level and competitive compensation data, and

•                  The effect of potential payments, awards and plan design changes on the executive’s total pay package.

Pay Elements

The Company provides the following pay elements to its executive officers in varying combinations to accomplish its compensation objectives.

Salary:  Salary is intended to provide a competitive fixed rate of pay based upon an executive’s responsibilities. Because the Company believes that salary is less impactful than performance-based compensation in achieving the overall objectives of the Company’s executive compensation program, at target, less than 40 percent of an NEO’s total compensation is paid as salary. The Company’s general philosophy is to benchmark salaries at the median levels paid to officers with comparable job responsibilities in companies of similar size and business to the Company. Factors that are considered in determining actual incumbent salary include:

•                  Job responsibilities and experience,

•                  The executive’s performance,

•                  Competitive market data,

•                  Positioning within the executive’s salary range,

•                  Positioning in relation to the Company’s pay philosophy,

•                  Internal pay equity in relation to other executive officers,

•                  Projected salary increases in the general and containerized shipping industries,

•                  The value of the executive’s total pay package at target for the year,

•                  Proper balance of pay elements to discourage inappropriate risk behaviors,

•                  Economic conditions, and

•                  Company performance.

The Board has a formal performance review process for the CEO which starts with the Chairman, with input from the Board of Directors, setting objectives at the beginning of the year with the CEO. The objectives for any given year include, but are not limited to, the annual operating plan results, growth initiatives, other strategic initiatives, and core CEO responsibilities. The objectives are documented as part of the annual incentive plan. At the end of the year, the Chairman and the Compensation Committee evaluate the CEO’s performance against the objectives and recommend their assessment to the full Board of Directors. The Board of Directors discusses the results of the assessment, including the areas of greatest strength and areas where improvements could be made. The result of this process is considered in determining the CEO’s actual salary.

The CEO recommends annual salary changes for the other NEOs. Salary adjustments for NEOs are generally considered by the Compensation Committee in February of each year for implementation on April 1st. Base salary increases for NEOs in 2012 reflected merit increases based on performance, adjustments for increased job scope resulting from the Separation and the factors listed above.

Salary Information for 2011 - 2012

NEO	Base Salary as of 12/31/11	Amount of Increase	Base Salary as of 12/31/12	Estimated Competitive Market Percentile
Mr. Cox	$432,600	40.6%	$608,089	Below 25th
Mr. Wine	$430,000	1.5%	$436,450	50th
Mr. O’Rourke	$291,748	1.5%	$296,124	45th
Mr. Forest	$251,327	21.4%	$305,097	Below 25th
Mr. Angoco	$240,093	22.3%	$293,694	30th

Annual Incentives:  Annual incentives for NEOs are provided through the Matson, Inc. Performance Improvement Incentive Plan (“PIIP”) to motivate executives and reward them if they achieve specific pre-established corporate and individual goals. These goals are established in February of each year based on the use of the metrics described below.

Weighting of Goals.  The weighting of corporate and individual goals is the same for all NEOs, which is reflective of each executive’s position and responsibilities. The intention is to place a significant portion of the awards on the financial results of the Company, but balance that with important strategic and operating goals that have been established for the year through the individual portion. The 2012 weighting is as follows:

Weighting of 2012 PIIP Goals for NEOs

NEO	Corporate	Individual
Mr. Cox	70%	30%
Mr. Wine	70%	30%
Mr. O’Rourke	70%	30%
Mr. Forest	70%	30%
Mr. Angoco	70%	30%

Determination of Annual Cash Incentive Award.  Each component—corporate and individual—is evaluated against the respective performance goals. There are three levels of award opportunities for each component: threshold, target and extraordinary. In 2012, the target award opportunity levels for NEOs ranged from 50 percent to 80 percent of salary, which is consistent with competitive targets. If a threshold goal is not achieved, there is no payout for that component. If threshold goals are achieved, a participant receives 50 percent of the target award opportunity set for that component. If target or extraordinary goals are achieved, a participant receives 100 or 200 percent, respectively, of the target award opportunity for that component. Awards are prorated for performance between the threshold, target and extraordinary levels, as applicable. No additional award is provided for performance above the extraordinary goal level. The maximum award in the aggregate is 200 percent of the NEO’s target award opportunity.

The CEO reviews the annual individual incentive award calculations for each individual and makes recommendations to the Compensation Committee regarding payouts. The Compensation Committee reviews and approves the awards and has discretion to modify recommended awards to take into consideration factors it believes appropriately reflect the performance of the Company and individual. Such factors vary, but may include, for individuals, adjustments for an executive taking on temporary but significant additional responsibilities to his normal job role or, for the Company or a business unit, adjustments for extraordinary or unusual events.

Working with Towers Watson-supplied reports and using data as described in the competitive market data section on page 27, management and the Compensation Committee reviewed target award levels for the annual cash incentive awards and confirmed that each NEO is at or below the 50th percentile and that target total cash is at or below the 50th percentile for each of the NEOs.

Company Performance.  The corporate component measure in 2012 was based on the operating plan approved by the Board of Directors and was weighted 65 percent on consolidated profit before income tax and 35 percent on ROIC. ROIC is defined as after-tax income from operations, adjusted by unplanned pension, postretirement and non-qualified expenses, divided by the sum of average shareholders’ equity and average debt for the preceding two years, as adjusted for unplanned changes in comprehensive income due to pension, postretirement and non-qualified plans. For the 2012 performance period, the Committee approved further adjustments to profit before income tax and ROIC for impact of the Separation (noted as “adjusted actual” in the performance results tables below).

Profit before income tax was selected as a performance component because the Company believes it best reflects the annual operating results of business execution and profitability levels. ROIC was chosen as a performance component because it is a key measure in identifying how effectively the Company is investing and managing its capital resources. The Company believes that both performance goals are aligned with shareholder interests.

Annual incentive goals at threshold, target and extraordinary (maximum) are approved by the Compensation Committee in February of each year. The 2012 annual corporate and business unit targets reflected the Company’s Board-approved operating plan. When establishing the operating plan, management and the Board of Directors consider the historical performance of the Company, external elements such as economic conditions and competitive factors, Company capabilities, performance objectives, and the Company’s strategic plan.

The Committee sets performance goal ranges around the target goal. In 2012, the performance range was set at 90 percent at threshold and 120 percent at extraordinary for profit before income tax and at 90 percent at threshold and at 120 percent for ROIC at the extraordinary level for the Company’s consolidated performance. The top and bottom of the performance range was determined on the basis of the level of difficulty in achieving the objective as well as ensuring an enduring standard of performance is maintained.

For determination of award levels for 2012, the Company’s operating performance was compared to the performance goals approved by the Compensation Committee in January/February 2012. Corporate goals and actual results were as follows:

Corporate Goal	Threshold	Target	Extraordinary	Adjusted Actual
Profit Before Income Tax	$83,682,000	$92,980,000	$111,576,000	$96,440,000
ROIC	9.53%	10.59%	12.71%	11.2%

Individual Performance.  In addition to corporate performance goals, each NEO had 30 percent of his 2012 award based on achieving individual goals, which are based on the NEO’s position in the Company and the activities of the NEO’s business function. Individual goals are approved by the Compensation Committee each year. Performance against individual goals is assessed at threshold, target and extraordinary levels; however, achievement of some but not all individual goals can result in a commensurate payout.

NEO	Individual Goals
Mr. Cox	• Manage and oversee the corporate Separation process into a stand alone entity
• Achieve the Company’s cost reduction and margin improvement opportunities
• Implement legislative initiatives
• Implement logistics earnings recovery program
• Develop and implement organic and external growth strategy

Mr. Wine	• Lead Separation execution, including cost and transition services management
• Execute stand alone financing
• Build stand alone department team
• Refine and manage investor relation strategy
• Transition A&B CFO responsibilities

Mr. O’Rourke	• Oversee compliance and activity related to any investigations
• Manage and oversee the corporate Separation process into a stand alone entity
• Lead Company’s involvement in Jones Act related initiatives and activities
• Lead and oversee team focused on claim and litigation resolution

Mr. Forest	• Achieve Company’s cost reduction and margin improvement initiatives
• Achieve Guam China financial and operational objectives
• Achieve Hawaii service standards
• Achieve operating plan and terminal expense financial objectives
• Lead fleet deployment and vessel replacement strategy

Mr. Angoco	• Achieve Guam and Micronesia service financial objectives
• Achieve Hawaii service standards
• Lead Company’s South Pacific growth initiative
• Lead process to evaluate alternatives for Pacific excess assets

Actual awards earned versus target averaged approximately 132 percent of the overall targeted goal payouts and were as follows:

NEO	Target Award	Actual Award for 2012	% of Base Salary	Corporate Performance	Overall Individual Performance Rating
Mr. Cox	$486,471	$603,779	99%	Above Target	Above Target
Mr. Wine	$261,870	$363,316	83%	Above Target	Slightly Below Extraordinary
Mr. O’Rourke	$148,062	$211,527	71%	Above Target	Slightly Below Extraordinary
Mr. Forest	$152,549	$185,618	61%	Above Target	Above Target
Mr. Angoco	$146,847	$192,170	65%	Above Target	Above Target

Equity-Based Compensation:  The equity portion of the total compensation program is designed to:

•                  Align management and shareholder interests,

•                  Provide an incentive to increase shareholder value over the longer-term, and

•                  Provide a means to motivate and retain our NEOs.

In 2012, the Company granted stock options, time-based restricted stock units and performance-based restricted stock units to the NEOs. Because a financial gain from options is only possible if the price of the Company’s stock has increased and because these options vest over a three-year period, these grants encourage actions that focus on increasing Matson’s value, and should correspondingly be reflected in Matson’s stock price, over an extended time frame. Time-based restricted stock unit grants are intended to focus behaviors on improving long-term stock price performance, increasing share ownership and strengthening retention of participants through a three-year vesting period. Performance-based restricted stock unit grants, which also vest over a three-year period, are intended to focus behaviors on achieving specific performance goals, as well as on achieving the same retention and ownership objectives as time-based restricted stock unit grants.

The Company’s total direct compensation (the combination of salary, target annual incentives and long-term incentive award opportunities) is targeted at the 50th percentile of the competitive market data. In line with the Committee’s intent to support a pay for performance philosophy, the 2012 target equity award opportunity levels as determined by the Committee were near the 25th percentile for Messrs. Cox, Forest and Angoco and the 50th percentile for Messrs. Wine and O’Rourke. In aggregate, the 2012 target equity awards for the NEOs as a group were positioned at approximately the 40th percentile.

LTI and Total Direct Compensation Positioning for 2012

NEO	Base Salary as of 12/31/12	Total 2012 LTI Grant	Target Total Direct Compensation 12/31/12 (Including Base Salary)	Estimated Competitive Market Percentile
Mr. Cox	$608,089	$585,130	$1,679,690	Below 25th
Mr. Wine	$436,450	$550,150	$1,248,470	50th
Mr. O’Rourke	$296,124	$302,532	$746,718	50th
Mr. Forest	$305,097	$300,038	$757,684	Below 25th
Mr. Angoco	$293,694	$299,533	$740,074	30th

Equity-based grants are generally considered and granted annually in January by the Compensation Committee. Based on market data provided by the executive compensation consultant, the CEO makes recommendations for each executive officer (other than himself) to the Compensation Committee, which retains full discretion to set the grant amount. In determining the type and size of a grant to an executive officer, the Compensation Committee generally considers, among other things:

•                  Company and individual performance,

•                  The executive officer’s current and expected future contributions to the Company,

•                  Effect of a potential award on total compensation and pay philosophy,

•                  Internal pay equity relationships,

•                  Competitive market data,

•                  Potential dilutive impact on shareholders and available share pool,

•                  Balance of total compensation components to ensure proper pay-related risk behaviors,

•                  Economic environment, and

•                  Size of recent grants.

For the 2012 annual grant made in January, 30 percent of the award value was in stock options, 30 percent was in time-based restricted stock units (“TBRSUs”) and 40 percent was in performance-based restricted stock units (“PBRSUs”). The Compensation Committee believes, at the time of the grant, this mix aligns employee and shareholder interests through the use of restricted stock units, and ties a larger portion of equity compensation to achieving specific performance goals through grants of PBRSUs that are only earned if those goals are met, thereby emphasizing pay-for-performance, and provides upside opportunity and enhanced employee retention through the use of stock options with vesting requirements. In addition to the annual grant, the Company made a supplemental grant to Messrs. Forest and Angoco, reflecting post-Separation responsibilities and competitive market pay practices. As the supplemental equity awards were made in July following the Separation, management and the Committee agreed that the awards would be comprised solely of time-based restricted stock units with a three-year vesting schedule consistent with the other TBRSU awards.

For the 2012 PBRSU grants that were earned in January 2013, three levels of performance goals were established based on corporate profit before income tax and ROIC goals, as described in the previous “Company and Business Unit Performance” section: threshold, target and extraordinary. If the threshold level was not achieved, the grants would have been forfeited. Awards are prorated for performance between the threshold, target and extraordinary levels, as applicable. In 2012, the Company’s corporate performance was above the target level, as discussed in the previous “Company and Business Unit Performance” section, and resulted in executives earning 123.7 percent of their performance-based shares for the 2012 performance period.

Corporate Goal	Threshold	Target	Extraordinary	Adjusted Actual
Profit Before Income Tax	$83,682,000	$92,980,000	$111,576,000	$96,440,000
ROIC	9.53%	10.59%	12.71%	11.2%

NEO	Target PBRSUs (value)	Target PBRSUs (shares)	Actual PBRSUs Earned (shares)
Mr. Cox	$234,076	9,860	12,200
Mr. Wine	$220,094	9,271	11,471
Mr. O’Rourke	$121,027	5,098	6,308
Mr. Forest	$90,022	3,792	4,692
Mr. Angoco	$63,030	2,655	3,285

Retirement Plan for Employees of Matson:  The Retirement Plan for Employees of Matson (the “Qualified Retirement Plan”), which is a tax-qualified defined benefit pension plan, provides pension benefits to the Company’s salaried non-bargaining unit employees. The Pension Benefits table of this Proxy Statement provides further information regarding the Qualified Retirement Plan.

The Company froze the Qualified Retirement Plan benefits that had accumulated under the traditional defined benefit formula as of December 31, 2011 for those salaried non-bargaining unit employees who joined the Company before January 1, 2008 and transitioned them to the same cash balance formula applicable to employees who joined the Company on or after January 1, 2008. Effective January 1, 2012, all salaried non-bargaining unit employees accrue 5 percent of their eligible annual compensation under a cash balance formula in the Qualified Retirement Plan.

Matson Individual Deferred Compensation and Profit Sharing Plan:  The Company has a tax-qualified defined contribution retirement plan (the “Profit Sharing Retirement Plan”) available to all salaried non-bargaining unit employees. In 2010 and 2011, the Company suspended the profit sharing component of this plan and replaced it on a trial basis with a cash-based profit sharing incentive program, continuing with an award of 0 — 3 percent of eligible base salary. For 2012, the Company reverted back to the profit sharing component of its qualified Profit Sharing Retirement Plan. This component provides for discretionary contributions to participants’ retirement savings account of up to 3 percent of compensation based on the degree of achievement of income before taxes as established in the Company’s annual Board-approved operating plan. The resulting payout percentage for 2012 was 2.2 percent. The Individual Deferred Compensation (401(k)) component of the Profit Sharing Retirement Plan, available to all salaried non-bargaining unit employees, provides for a discretionary match of the compensation deferred by a participant during the fiscal year. The matching contribution for 2012 was 3 percent. The value of the Company’s 2012 profit sharing contribution and Individual Deferred Compensation matches for NEOs are included in the Summary Compensation Table of this Proxy Statement.

Matson Excess Benefits Plan:  This non-qualified benefits plan (the “Excess Benefits Plan”) for executives is designed to meet the retirement plan objectives described above. It complements the Qualified Retirement Plan and Profit Sharing Retirement Plan to provide benefits and contributions in amounts that could not be provided using those plans’ formulas due to the limits imposed by tax law. Under the profit sharing component, amounts are credited to executives’ accounts, to be payable after the executive’s separation from service. The Company also froze the pension benefits under the Excess Benefits Plan that had accumulated as of December 31, 2011 pursuant to the traditional defined benefit formula and implemented the cash balance formula for eligible employees beginning January 1, 2012. All NEOs participate in the Excess Benefits Plan.

1985 Supplemental Executive Retirement Plan:  The 1985 Supplemental Executive Retirement Plan (the “SERP”) was adopted to enhance the Company’s ability to hire and retain executives who, because of a career change, would have less than a full service career with the Company. At normal retirement, the benefit is calculated as if the participant had 25 years of service at normal retirement (no additional service will be credited should the participant work past normal retirement) reduced by benefits payable under the Qualified Retirement Plan, the Excess Benefits Plan and the benefit equivalent which the participant is eligible to receive or has received under the pension plan of another employer. The Company froze SERP benefits that had accumulated under the plan as of December 31, 2011. The benefit is payable in a single lump sum (equal to the present value of the benefit payable on an unreduced 50 percent joint and survivor basis with the spouse as survivor) after  separation from service. This plan has two active participants, only one of whom is an NEO.

No Perquisites:  The Company provides no perquisites to the NEOs, with the exception of Company-provided parking. The aggregate cost of providing parking to all NEOs in 2012 was less than $10,000.

Severance Plan and Change in Control Agreements:  The Company provides a Severance Plan and Change in Control Agreements to all NEOs to retain talent during transitions due to a change in control or other covered event, and to provide a competitive pay package. Change in Control Agreements promote the continuation of management to ensure a smooth transition. The Compensation Committee designed the agreement to provide a competitively structured program, and yet be conservative overall in the amounts of potential award payouts. The Compensation Committee’s decisions regarding other compensation elements are affected by the potential payouts under these arrangements, as the Committee considers how the terms of these arrangements and the other pay components interrelate. These agreements and the Severance Plan are described in further detail in the “—Other Potential Post-Employment Payments” section of this Proxy Statement.

Retiree Health and Welfare Plan:  The Company provides NEOs with the same retiree medical and life insurance benefits as are provided in general to all salaried non-bargaining unit employees, which is limited to only those who joined the Company prior to January 1, 2008. These benefits aid in retaining long-term service employees and provide for health care costs in retirement. The Company limits its contribution towards the monthly premium, based on the employee’s age and years of service. The benefits from this plan are reflected in the “—Other Potential Post-Employment Payments” section of this Proxy Statement. The Plan was amended effective January 1, 2012 to allow for the continued eligibility under the Retiree Health and Welfare Plan for employees hired prior to January 1, 2008.

The Role of Competitive Market Data

As there are few companies that are considered directly comparable in business mix, size and geographic relevance, based on the recommendation of Towers Watson, the Company used a combination of peer group proxy statement data and published survey data as a reference in the 2012 compensation decision making process. This competitive market data provides only one of the inputs that the Committee uses to assess appropriate pay levels. As previously mentioned, internal equity, Company performance, compensation philosophy, performance consistency, historical pay movement, pay mix, pay risk, economic environment and individual experience and performance are also considered.

In selecting a comparator peer group, the Committee worked with Towers Watson to identify organizations that are similar in size, scope, industry focus and/or operational characteristics, as well as potential comparator companies to be used by corporate governance advisory firms. Based on these criteria, data from the following twelve companies were used as one of the references for the 2012 competitive market compensation analysis:

• Arkansas Best Corporation • Genesee & Wyoming, Inc. • Hub Group, Inc. • Kirby Corporation • Knight Transportation, Inc. • Landstar System, Inc.	• Old Dominion Freight Line, Inc. • Saia, Inc. • Seacor Holdings, Inc. • Swift Transportation Company • Tidewater, Inc. • Werner Enterprises, Inc.

The published surveys used by Towers Watson in the NEO total compensation analyses include: Towers Watson 2011/2012 Top Management Compensation Survey, Hay General Market 2011 Executive Compensation Survey, 2011 Mercer U.S. Benchmark Database—Executive Compensation Survey, the Towers Watson U.S. CDB General Industry Executive Database 2011 Descriptive Statistics, and the Towers Watson 2011/2012 Report on Long-term Incentives, Policies and Practices. These surveys each represent between 400 to 2,500 companies, depending on the survey source. Towers Watson uses data cuts from each survey that represent companies of similar size with revenues between $242 million and $1.5 billion.

Because of differences in the methodologies, timing of the release of survey results, cost of surveys and the type of data covered, each of the five nationally published surveys are not considered for all pay components. For salary and annual cash incentives, Towers Watson 2011/2012 Top Management Compensation Survey, Hay General Market 2011 Executive Compensation Survey, 2011 Mercer U.S. Benchmark Database—Executive Compensation Survey, and the Towers Watson U.S. CDB General Industry Executive Database 2011 Descriptive Statistics were used. For target long-term incentives and internal equity comparisons, the Towers Watson 2011/2012 Report on Long-term Incentives, Policies and Practices and the Towers Watson U.S. CDB General Industry Executive Database 2011 Descriptive Statistics were used because they provided the most current information at the time the analysis was conducted.

The Role of the Compensation Consultant

For 2012, the Compensation Committee retained Towers Watson, a full service compensation and benefits consulting firm, to assist the Committee in:

•                  Evaluating salary and incentive compensation levels,

•                  Reviewing and suggesting executive pay plan design modifications,

•                  Understanding current trends and legislative reform initiatives in the area of executive compensation, and

•                  Assessing appropriate outside Board of Director pay levels and structuring.

The executive compensation consultant reported directly to the Committee and took instructions from the Committee. The Committee Chair pre-approved all Towers Watson engagements, including the nature, scope and fees of assignments.

Towers Watson took the following safeguards to ensure that its services were objective:

•                  The individuals providing consulting services to the Committee were not personally involved in other services Towers Watson may provide to the Company;

•                  The individuals providing consulting services to the Committee were not directly compensated for the total revenues that Towers Watson generates from the Company;

•                  Towers Watson’s executive compensation consultant did not hold an equity stake in the Company;

•                  Other services, if any, were provided under a separate contractual arrangement;

•                  Towers Watson’s executive compensation consultant was not Towers Watson’s client relationship manager on services provided to the Company;

•                  The Towers Watson consultant had direct access to all members of the Committee during and between meetings; and

•                  Towers Watson consultants were required to adhere to a stringent code of conduct articulating their commitment to impartial advice.

After a thorough selection process conducted in the later half of 2012, the Compensation Committee selected and retained Exequity LLP, an independent executive compensation consulting firm, to provide executive compensation services to the Committee for pay decisions that will take effect in 2013 and beyond. Exequity reports directly to the Committee and takes instructions from the Committee. The Committee Chair continues to pre-approve all executive compensation engagements, including the nature, scope and fees of assignments.

The Role of Management

Management assists the Compensation Committee in its role of determining executive compensation in a number of ways, including:

•                  Providing management’s perspective on compensation plan structure and implementation,

•                  Identifying appropriate performance measures and establishing individual performance goals that are consistent with the Board-approved operating plans and the Company’s strategic plan,

•                  Providing the data used to measure performance against established goals, with the CEO providing perspective on individual executive performance and compensation amounts, and

•                  Providing recommendations, based on information provided by Towers Watson, the Compensation Committee’s independent consultant, regarding pay levels for officers in 2012 on the basis of plan formulas, salary structures and the CEO’s assessment of individual officer performance.

Tax and Accounting Considerations

In evaluating the compensation structure, the Compensation Committee considers tax and accounting treatment, balancing the effects on the individual and the Company. Section 162(m) of the Internal Revenue Code limits the tax deductibility of certain executive compensation in excess of $1,000,000 for any fiscal year, except for certain “performance-based compensation.” The Compensation Committee does not necessarily limit executive compensation to that amount, but considers it as one factor in its decision-making. The 2007 Plan has been structured to qualify for tax deductibility under Section 162(m), if certain conditions are met, though the Compensation Committee reserves the right to determine whether to make use of the performance-based compensation exception.

Share Ownership Guidelines

To enhance shareholder alignment and ensure commitment to value-enhancing longer-term decision-making, the Company has share ownership guidelines. Executives are required to own a value of stock equal to the salary multiple below within a five-year period:

Position	Salary Multiple
CEO	5X
Other NEOs	3X

As a result of the Separation and new roles related to leading a public company, all NEOs, with the exception of the CFO who joined the Company in 2011 and subsequently commenced with a new measurement period, have a new five-year measurement period for which to achieve the aforementioned share ownership guidelines.

Equity Granting Policy

Equity awards are typically granted for current employees at the same time of year at the January Compensation Committee meeting, and the meeting is generally scheduled on the fourth Wednesday of the month. Equity grants for new hires or promoted employees are approved at regularly scheduled Compensation Committee meetings. The timing of these grants is made without regard to anticipated earnings or other major announcements by the Company. The exercise price for stock option grants under the 2007 Plan is the closing price on the date of grant, as specified by the 2007 Plan.

Policy Regarding Speculative Transactions and Hedging

The Company has adopted a formal policy prohibiting directors, officers and employees from (i) entering into speculative transactions, such as trading in options, warrants, puts and calls or similar instruments, involving Matson stock, or (ii) hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving Matson stock.

Policy Regarding Recoupment of Certain Compensation

The Company has adopted a formal “clawback” policy for senior management, including all NEOs. Pursuant to such policy, the Company will seek to recoup certain incentive compensation, including cash and equity bonuses based upon the achievement of financial performance metrics, from executives in the event that the Company is required to restate its financial statements.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A section of this Proxy Statement with management and, based on these discussions and review, it has recommended to the Board of Directors that the CD&A disclosure be included in this Proxy Statement.

The foregoing report is submitted by Dr. Chun (Chairman), Mr. Baird and Mr. Watanabe.

Summary Compensation Table

The following table summarizes the compensation paid by Matson to its Named Executive Officers in 2012, 2011 and 2010.

2012 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

Matthew J. Cox	2012	518,592	—	409,634	175,497	603,779	300,052	48,601	(8)	2,056,155
President & Chief Executive	2011	429,256	—	455,000	194,997	70,081	230,587	54,914		1,434,840
Officer (1)	2010	414,769	—	350,099	181,986	495,594	275,997	14,941		1,733,386

Joel M. Wine	2012	422,017	—	385,158	164,993	363,316	11,417	12,218	(8)	1,359,119
Senior Vice President, Chief Financial Officer (2)	2011	143,333	—	275,074	274,993	45,150	—	30,601		769,151

Kevin C. O’Rourke	2012	294,946	—	211,785	90,748	211,527	112,607	25,036	(8)	946,649
Senior Vice President, Chief	2011	289,493	—	157,467	67,497	70,020	79,136	22,443		686,056
Legal Officer	2010	281,092	—	122,527	63,694	191,158	127,603	6,118		792,192

Ronald J. Forest	2012	278,120	—	232,540	67,497	185,618	226,016	22,389	(8)	1,012,180
Senior Vice President,	2011	249,384	—	174,993	74,999	36,050	231,902	22,781		790,109
Operations	2010	226,467	—	122,527	63,694	215,398	180,886	6,746		815,718

Vicente S. Angoco	2012	266,763	—	252,289	47,244	192,170	123,203	19,158	(8)	900,827
Senior Vice President, Pacific	2011	237,793	—	122,498	52,500	40,695	185,009	15,454		653,949
	2010	207,385	—	70,013	36,398	103,229	112,374	3,058		532,457

Stanley M. Kuriyama (3)	2012	265,521	—	629,966	270,004	—	90,474	24,771	(8)	1,280,736
Former President & Chief Executive Officer, Alexander & Baldwin, Inc.	2011	628,838	—	700,014	299,997	171,032	535,981	110,090		2,445,952
	2010	615,000	—	1,050,003	545,959	633,450	830,700	30,980		3,706,092

(1)                                     Mr. Cox was appointed President & Chief Executive Officer, effective June 26, 2012.

(2)                                     Mr. Wine was appointed Senior Vice President, Chief Financial Officer, effective September 1, 2011.

(3)                                     In connection with the Separation, Mr. Kuriyama resigned as President & Chief Executive Officer, effective June 26, 2012. As a result of his resignation from employment, Mr. Kuriyama’s eligibility and participation in the Company’s compensation and benefits plans, including 2012 stock and option awards, were terminated and cancelled.

(4)                                     Represents the grant-date fair value of time-based restricted stock units and the grant-date fair value of performance-based restricted stock units (assuming the target level of performance is attained) for the fiscal year identified in column (b). If maximum performance goals applicable to performance-based restricted stock units granted in 2012 were to be achieved, the values in this column with respect to 2012 would be as follows: Mr. Cox, $643,710; Mr. Wine, $605,251; Mr. O’Rourke, $332,811; Mr. Forest, $247,561; and Mr. Angoco, $173,302. For 2012, 123.7% of the target performance-based restricted stock units was earned.

(5)                                     Represents the grant-date fair value of options granted for the fiscal year identified in column (b) based on their Black-Scholes value on the date of grant. See Note 12 of the consolidated financial statements of the Company’s 2011 Annual Report on Form 10-K regarding the assumptions underlying the valuation of equity awards.

(6)                                     Represents the NEO’s award under the PIIP and the profit sharing incentive program for the fiscal year identified in column (b) payable in cash in February of the following year.

(7)                                     All amounts are attributable to the aggregate change in the actuarial present value of the NEO’s accumulated benefit under all defined benefit and actuarial pension plans. The amount for Mr. Kuriyama represents the change in value from January 2012 through his resignation in June 2012.

(8)                                     Includes: (i) amounts contributed by the Company to the Profit Sharing Retirement Plan ($20,939 for Mr. Cox, $14,026 for Mr. O’Rourke, $14,031 for Mr. Forest and $13,991 for Mr. Angoco), (ii) dividends paid on unvested restricted stock units ($15,242 for Mr. Cox, $10,298 for Mr. Wine, $6,090 for Mr. O’Rourke, $6,438 for Mr. Forest, and $5,167 for Mr. Angoco), (iii) Company paid parking ($1,920 for Messrs. Cox, Wine, O’Rourke and Forest), and (iv) meeting fees of $10,500 for Mr. Cox as a director of The Standard Steamship Owners’ Protection & Indemnity Association (Bermuda) Limited and $3,000 for Mr. O’Rourke as a director of Signal Mutual Indemnity Association Ltd. For Mr. Kuriyama, includes $7,500 contributed to the Profit Sharing Retirement Plan and $17,271 in dividends paid on unvested restricted stock units, as made prior to the Separation.

Grants of Plan-Based Awards

The following table contains information concerning the equity and non-equity grants under Matson’s incentive plans during 2012 to the NEOs.

2012 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Options (#)	Awards ($/Sh)(4)	Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Matthew J. Cox	1/25/12	243,236	486,471	972,942	4,930	9,860	19,720	7,395	31,861	23.74	585,130
Joel M. Wine	1/25/12	130,935	261,870	523,740	4,635	9,271	18,542	6,953	29,954	23.74	550,150
Kevin C. O’Rourke	1/25/12	74,031	148,062	296,124	2,549	5,098	10,196	3,823	16,475	23.74	302,532
Ronald J. Forest	1/25/12	76,274	152,549	305,097	1,896	3,792	7,584	2,844	12,254	23.74	225,036
	7/2/12	—	—	—	—	—	—	2,695	—	27.83	75,002
Vicente S. Angoco	1/25/12	73,424	146,847	293,694	1,327	2,655	5,310	1,990	8,577	23.74	157,517
	7/2/12	—	—	—	—	—	—	5,103	—	27.83	142,016
Stanley M. Kuriyama (5)	1/25/12	289,328	578,657	1,157,314	3,890	7,780	15,560	5,835	25,140	46.27	899,970

(1)                                     Amounts reflected in this section relate to estimated payouts under the PIIP. The value of the actual payouts is included in the Non-Equity Incentive Compensation column of the Summary Compensation Table.

(2)                                     Amounts in this section reflect performance-based restricted stock unit grants. Performance-based units were earned based on above target performance in 2012.

(3)                                     Amounts in this section reflect time-based restricted stock unit grants.

(4)                                     Based upon the closing price of Matson common stock on the date of grant.

(5)                                     In connection with the Separation and his resignation, Mr. Kuriyama’s 2012 non-equity and equity incentive participation was cancelled, and Mr. Kuriyama received no payouts with respect to the annual non-equity incentive award under the PIIP or the equity incentive awards. Data in the table represent pre-Separation amounts.

The PIIP is based on corporate and individual goals. Performance measures, weighting of goals and target opportunities are discussed in the CD&A section of this Proxy Statement.

Under both the Matson 1998 Stock Option/Stock Incentive Plan (the “1998 Plan”) and the 2007 Plan, the Company has issued stock options that vest in equal increments over three years and have a maximum term of 10 years. They continue to vest and are exercisable for three years after disability, normal retirement at 65 or approved early retirement at 55 (with five years of service). Vesting automatically accelerates in the event of death and the executive’s personal representative has up to 12 months to exercise the stock options. Stock options automatically vest either (1) immediately prior to the specified effective date of a change in control and remain exercisable up to the consummation of the event unless assumed by the successor corporation under the 1998 Plan or (2) on the specified effective date of a change in control if the participant is involuntarily terminated or awards are not assumed or replaced by the successor company. Under both plans, if an employee is terminated due to misconduct or engages in conduct considered materially detrimental to the business, then the option terminates immediately. Under the 1998 Plan, if an employee who has been designated a Section 16 officer (which includes all NEOs) ceases to be employed for any other reason the option may be exercised within six months of termination to the degree vested at the time of termination. Under the 2007 Plan, if an employee ceases to be employed for any other reason the option may be exercised within three months of termination to the degree vested at the time of termination. Stock options cannot be repriced under either Plan without shareholder approval.

Under the 2007 Plan, the Company has issued time-based restricted stock units that vest in equal increments over three years. Time-based restricted stock units that are unvested will automatically vest upon death or permanent disability. Time-based restricted stock units will partially vest on a prorated basis upon normal retirement at 65 or approved early retirement at 55 (with five years of service). Upon the effective date of any change in control, any unvested restricted share units automatically vest if the participant is involuntarily terminated or awards are not assumed or replaced by the successor company.

In January 2008 and 2009, the Company issued performance-based restricted stock units that vested at the end of one year and the number of shares that vested were determined on the basis of achieving pre-established corporate profit before income tax (65% weighting) and ROIC (35% weighting) goals set at target, threshold and extraordinary performance goal levels. Grants of performance-based restricted stock units made after January 2009 continue to have a one-year performance period, but vest in equal increments over three years, if earned during the performance period. Actual performance at the target level results in earning 100 percent of the target award units. Actual performance at the threshold level results in earning 50 percent of the target award units. Actual performance below the threshold level results in no awards earned. Actual performance at the extraordinary level results in earning the maximum number of units equal to 200 percent of the target number of units. For actual performance between threshold, target and extraordinary, awards are determined on a prorated basis. If participants receiving a performance-based restricted stock grant terminate employment prior to vesting for any reason other than death, permanent disability, normal retirement or approved early retirement, their awards will not vest. If a participant terminates due to death, permanent disability, normal retirement or approved early retirement, his or her award will be prorated on the basis of the number of full or partial months employed and the amount paid at the end of the performance period. If there is a change in control, any unvested performance-based restricted share units automatically vest if the participant is involuntarily terminated or awards are not assumed or replaced by the successor company.

Under the 2007 Plan, grantees receive dividends on the full amount of restricted stock units granted, regardless of vesting, at the same rate as is payable on the Company’s common stock. However, for grants made on or after January 2010, payment of accrued dividend equivalents on performance-based restricted stock units awards will be made upon attainment of the applicable performance goals and will be paid retroactively and prospectively according to the number of actual shares earned.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning the outstanding equity awards owned by the NEOs.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(18)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Matthew J. Cox	11,113			N/A	22.8000	1/25/2015	36,659	(13)	906,210	—	—
	16,378				26.9400	1/24/2016
	21,426				24.7200	1/23/2017
	35,042				23.2800	1/29/2018
	59,065				11.9700	1/27/2019
	35,841	17,923	(2)		16.9400	1/26/2020
	14,208	28,416	(3)		20.8400	1/25/2021
	—	31,861	(4)		23.7400	1/24/2022

Joel M. Wine	20,127	40,254	(5)		21.4600	8/31/2021	26,970	(14)	666,698	—	—
	—	29,954	(6)		23.7400	1/24/2022

Kevin C. O’Rourke	6,824			N/A	22.8000	1/25/2015	16,080	(15)	397,498	—	—
	6,239				26.9400	1/24/2016
	8,066				24.7200	1/23/2017
	13,192				23.2800	1/29/2018
	12,544	6,273	(2)		16.9400	1/26/2020
	4,917	9,837	(7)		20.8400	1/25/2021
	—	16,475	(8)		23.7400	1/24/2022

Ronald J. Forest	8,189			N/A	22.8000	1/25/2015	16,420	(16)	405,902	—	—
	7,214				26.9400	1/24/2016
	9,327				24.7200	1/23/2017
	16,491				23.2800	1/29/2018
	—	6,272	(2)		16.9400	1/26/2020
	5,463	10,931	(9)		20.8400	1/25/2021
	—	12,254	(10)		23.7400	1/24/2022

Vicente S. Angoco	2,016				24.7200	1/23/2017	14,222	(17)	351,568	—	—
	6,184				23.2800	1/29/2018
	—	3,585	(2)		16.9400	1/26/2020
	3,825	7,651	(11)		20.8400	1/25/2021
	—	8,577	(12)		23.7400	1/24/2022

Stanley M. Kuriyama (1)

(1)                                     In connection with the Separation and his resignation, Mr. Kuriyama no longer participates in, or holds equity awards granted pursuant to the Company’s equity compensation plans.

(2)                                     Vesting date of unexercised options—1/27/2013.

(3)                                     Vesting date of unexercised options—14,208 shares each on 1/26/2013 and 1/26/2014.

(4)                                     Vesting date of unexercised options—10,620 shares each on 1/25/2013 and 1/25/2014, and 10,621 shares on 1/25/2015.

(5)                                     Vesting date of unexercised options—20,127 shares each on 9/1/2013 and 9/1/2014.

(6)                                     Vesting date of unexercised options—9,984 shares on 1/25/2013, and 9,985 shares each on 1/25/2014 and 1/25/2015.

(7)                                     Vesting date of unexercised options—4,917 shares on 1/26/2013 and 4,920 shares on 1/26/2014.

(8)                                     Vesting date of unexercised options—5,491 shares on 1/25/2013 and 5,492 shares each on 1/25/2014 and 1/25/2015.

(9)                                     Vesting date of unexercised options—5,465 shares on 1/26/2013 and 5,466 shares on 1/26/2014.

(10)                                Vesting date of unexercised options—4,084 shares on 1/25/2013 and 4,085 shares each on 1/25/2014 and 1/25/2015.

(11)                                Vesting date of unexercised options—3,825 shares on 1/26/2013 and 3,826 shares on 1/26/2014.

(12)                                Vesting date of unexercised options—2,859 shares each on 1/25/2013, 1/25/2014 and 1/25/2015.

(13)                                Vesting date of unrestricted stock—10,825 shares on 1/27/2013; 3,120 shares on 1/26/2013 and 3,119 shares on 1/26/2014; 2,465 shares each on 1/25/2013, 1/25/2014 and 1/25/2015; and 2,462 shares on 1/26/2014. Includes performance-based units earned as stock grants at 123.7% based on corporate performance at above target for 2012: 4,066 shares on 1/25/2013, and 4,067 shares each on 1/25/2014 and 1/25/2015.

(14)                                Vesting date of unrestricted stock—4,273 shares each on 9/1/2013 and 9/1/2014; and 2,317 shares on 1/25/2013 and 2,318 shares each on 1/25/2014 and 1/25/2015. Includes performance-based units earned as stock grants at 123.7% based on corporate performance at above target for 2012: 3,824 shares on 1/25/2013, 3,823 shares on 1/25/2014, and 3,824 shares on 1/25/2015.

(15)                                Vesting date of unrestricted stock—3,789 shares on 1/27/2013; 1,080 shares each on 1/26/2013 and 1/26/2014; 1,274 shares each on 1/25/2013 and 1/25/2014; and 1,275 shares on 1/25/2015. Includes performance-based units earned as stock grants at 123.7% based on corporate performance at above target for 2012: 2,103 shares on 1/25/2013, 2,102 shares on 1/25/2014, and 2,103 shares on 1/25/2015.

(16)                                Vesting date of unrestricted stock—3,789 shares on 1/27/2013; 1,200 shares each on 1/26/2013 and 1/26/2014; 948 shares each on 1/25/2013, 1/25/2014 and 1/25/2015; and 899 shares on 7/2/2013 and 898 shares each on 7/2/2014 and 7/2/2015. Includes performance-based units earned as stock grants at 123.7% based on corporate performance at above target for 2012: 1,564 shares each on 1/25/2013, 1/25/2014 and 1/25/2015.

(17)                                Vesting date of unrestricted stock—2,164 shares on 1/27/2013; 840 shares each on 1/26/2013 and 1/26/2014; 663 shares each on 1/25/2013 and 1/25/2014; 664 shares on 1/25/2015; and 1,701 shares each on 7/2/2013, 7/2/2014 and 7/2/2015. Includes performance-based units earned as stock grants at 123.7% based on corporate performance at above target for 2012: 1,095 shares each on 1/25/2013, 1/25/2014 and 1/25/2015.

(18)                            Market value of stock not vested based on closing stock price at year end.

Option Exercises and Stock Vested

The following table contains information concerning option exercises and stock awards for the NEOs.

OPTION EXERCISES AND STOCK VESTED FOR 2012

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Mr. Cox	—	—	18,574	446,733
Mr. Wine	—	—	4,272	96,932
Mr. O’Rourke	7,501	93,462	6,185	148,754
Mr. Forest	19,799	181,578	6,696	161,041
Mr. Angoco	7,167	57,766	4,305	103,529
Mr. Kuriyama (1)	—	—	23,618	1,107,615

(1)                                 Due to Mr. Kuriyama’s resignation in connection with the Separation, represents pre-Separation shares and value realized.

The value realized in column (e) was calculated based on the market value of Matson common stock on the vesting date. No amounts realized upon exercise of options or vesting of stock have been deferred.

Pension Benefits

The following table contains information concerning pension benefits for the NEOs at the end of 2012.

PENSION BENEFITS FOR 2012

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Matthew J. Cox	Qualified Retirement Plan — Traditional portion	10.6	380,898	—
	Qualified Retirement Plan — Cash Balance portion	1.0	8,913	—
	Excess Benefits Plan	11.6	921,157	—
Joel M. Wine	Qualified Retirement Plan — Traditional portion	—	—	—
	Qualified Retirement Plan — Cash Balance portion	1.3	9,744	—
	Excess Benefits Plan	1.0	1,673	—
Kevin C. O’Rourke	Qualified Retirement Plan — Traditional portion	19.3	973,293	—
	Qualified Retirement Plan — Cash Balance portion	1.0	11,579	—
	Excess Benefits Plan	20.3	996,723	—
	1985 Supplemental Executive Retirement Plan	25.0	992,014	—
Ronald J. Forest	Qualified Retirement Plan — Traditional portion	16.8	769,449	—
	Qualified Retirement Plan — Cash Balance portion	1.0	10,341	—
	Excess Benefits Plan	17.8	707,487	—
Vicente S. Angoco	Qualified Retirement Plan — Traditional portion	17.8	491,698	—
	Qualified Retirement Plan — Cash Balance portion	1.0	7,714	—
	Excess Benefits Plan	18.8	85,479	—
Stanley M. Kuriyama (1)	—	—	—	—

(1)                                 In connection with the Separation and his resignation, Mr. Kuriyama no longer participates or maintains a balance in the Company’s pension benefit plans. Accrued obligations under the Company’s pension benefit plans for Mr. Kuriyama were assumed by A&B in connection with the Separation.

Actuarial assumptions used to determine the present values of the pension benefits include:  Discount rates for qualified and non-qualified retirement plans of 4.2% and 2.4%, respectively. The assumed retirement age is 65 for Mr. Wine and age 62 with 5 years of service (or current age, if greater) for other NEOs. Qualified plan benefits (traditional defined benefit and cash balance) are assumed to be paid on a life annuity basis (however, cash balance portion could be paid in a lump sum). The cash balance accounts are projected to the assumed retirement age using 1.65% interest per year (the rate in effect for 2013) with no future pay credits. The projected qualified plan cash balance accounts were converted to life annuities at the assumed retirement age using the annuity conversion interest assumptions and mortality used in our financial disclosures, i.e., 1.02% (for the first 5 years), 3.71% (next 15 years) and 4.67% (years in excess of 20) and the Applicable Mortality Table, as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code. The Applicable Mortality Table is defined by the IRS for years through 2013, and for subsequent years, the assumption is that the IRS will continue to apply the same annual mortality improvements as it did through 2013 in each future year.

The Excess Benefits Plan benefits are paid as a lump sum equal to the present value of the traditional defined benefit assumed to be paid on a life annuity basis plus the cash balance account. SERP benefits are paid as a lump sum equal to the present value of the benefit assumed to be paid on an unreduced 50% joint and survivor annuity basis with the current spouse. The present values were determined based on interest rates (with 38.5% marginal tax rate adjustment) and mortality used in our financial disclosures, i.e., 0.63% (for the first 5 years), 2.28% (next 15 years) and 2.87% (years in excess of 20) and the Applicable Mortality Table, as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code. The cash balance accounts are projected to the assumed retirement age using 1.65% interest per year (the rate in effect for 2013) with no future pay credits.

Retirement Plan for Employees of Matson.  The Retirement Plan for Employees of Matson (the “Qualified Retirement Plan”) provides pension benefits to the Company’s salaried employees who are not subject to collective bargaining agreements. Effective December 31, 2011, the Company froze the benefits that had accumulated under the traditional defined benefit formula under the Qualified Retirement Plan for those salaried non-bargaining unit employees who joined the Company before January 1, 2008 and transitioned them to the same cash balance formula applicable to employees who joined the Company on or after January 1, 2008.

The traditional defined benefit formula was based on participants’ service and average monthly compensation in the five highest consecutive years of their final 10 years of service through December 31, 2011. Compensation included base salary, overtime pay and one-year bonuses. The amounts were expressed as a single life annuity payable at the normal retirement age of 65. An employee became vested after five years of service with the Company or attainment of age 65. An employee may take early retirement at age 55 or older, if the employee has already completed at least five years of service with the Company. If an employee retires early, the same formula for normal retirement is used, although the benefit will be reduced for commencement before age 62 because the employee will receive payment early and over a longer period of time.

Effective January 1, 2012, a cash balance formula provides a retirement account equal to 5 percent of an employee’s eligible cash compensation, for each year worked while covered by the cash balance formula, plus interest. The vesting period was reduced from five years to three years for an employee with a cash balance account. At retirement or other separation from service, the employee may elect to receive the vested cash balance portion of his Qualified Retirement Plan benefits as a lump sum or an actuarially equivalent annuity.

Matson Excess Benefits Plan.  The Excess Benefits Plan was adopted to help the Company meet its objectives for retirement plans, including assisting employees with retirement income planning, increasing the attractiveness of employment with the Company and attracting mid-career executives. The Excess Benefits Plan works together with the Qualified Retirement Plan and Profit Sharing Retirement Plan to provide Company pension benefits and profit sharing contributions in amounts equal to what otherwise would have been provided using the Qualified Retirement Plan’s and Profit Sharing Retirement Plan’s formulas except for the compensation, contribution, and benefits limits imposed by tax law. Effective December 31, 2011, the Company also froze pension benefits that had accumulated under the traditional defined benefit formula under the Excess Benefits Plan and implemented the cash balance formula for eligible employees of the Excess Benefits Plan effective January 1, 2012. Under the pension portion of the Excess Benefits Plan associated with the Qualified Retirement Plan, benefits under the traditional defined benefit formula are payable after the executive’s separation from service in a lump sum that is actuarially equivalent to the annuity form of payment, and the cash balance account is paid as a lump sum. Under the profit sharing portion of the Excess Benefits Plan associated with the Profit Sharing Retirement Plan, amounts are credited to executives’ accounts, to be payable after the executive’s separation from service.

1985 Supplemental Executive Retirement Plan:  The 1985 Supplemental Executive Retirement Plan was adopted to enhance the Company’s ability to hire and retain executives who, because of a career change, would have less than a full service career with the Company. At normal retirement, the benefit is calculated as if the participant had 25 years of service at normal retirement (no additional service will be credited should the participant work past normal retirement) reduced by benefits payable under the Qualified Retirement Plan, the Excess Benefits Plan and the benefit equivalent which the participant is eligible to receive or has received under the pension plan of another employer. The Company froze SERP benefits that had accumulated under the plan as of December 31, 2011. The benefit is payable in a single lump sum (equal to the present value of the benefit payable on an unreduced 50% joint and survivor basis with the spouse as survivor) after  separation from service. This plan has two active participants, only one of whom is an NEO.

Non-Qualified Deferred Compensation

The following table contains information concerning non-qualified deferred compensation for the NEOs.

2012 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
(a)	(b)	(c)	(d)		(e)	(f)
Matthew J. Cox	—	—	2,590	(3)	—	20,036
Joel M. Wine	—	—	—		—	—
Kevin C. O’Rourke	—	—	52,236	(3)	—	559,477
Ronald J. Forest	—	—	128	(3)	—	990
Vicente S. Angoco	—	—	—		—	—
Stanley M. Kuriyama (4)	—	—	—		—	—

(1)                                 Contributions, if any, reflect amounts paid in 2012 based on 2011 deferrals. These amounts are reported in the Summary Compensation Table as 2012 compensation.

(2)                                 Represents the aggregate balance as December 31, 2012. In connection with a change in the plan, all common stock equivalent unit balances were converted to cash in March 2012.

(3)                                 Includes the change in value of common stock equivalent units through the conversion date.

(4)                                 In connection with the Separation and his resignation, Mr. Kuriyama no longer participates in, or maintains a balance in the Company’s non-qualified deferred compensation plan.

Other Potential Post-Employment Payments

Change in Control Agreements. Matson has entered into Change in Control Agreements with all of the NEOs, which are intended to encourage their continued employment with Matson by providing them with greater security in the event of termination of their employment following a change in control of Matson. The Company has adopted a participation policy that extends these agreements to only senior level executives whose employment would be most likely at risk upon a change in control. Each Change in Control Agreement has an initial term running through December 31, 2013 and is automatically extended for a successive one-year period commencing January 1, 2013 and every January 1st thereafter, unless terminated by Matson. The Change in Control Agreements provide for certain severance benefits if the executive’s employment is terminated by Matson without “cause” or by the executive for “good reason,” in each case as defined in the agreement, following a “Change in Control Event” of Matson, as defined by Internal Revenue Code Section 409A, as follows. Upon termination of employment under these circumstances, the executive will be entitled to receive (i) a lump-sum severance payment equal to two times the sum of the executive’s base salary and target bonus, (ii) pro-rata payment at target with respect to outstanding contingent incentive awards for uncompleted performance periods, (iii) lump sum payment of amounts due the executive under deferred compensation plans, and (iv) an amount equal to the spread between the exercise price of outstanding options held by the executive and the fair market value at the time of termination. In addition, Matson will maintain all (or provide similar) employee benefit plans for the executive’s continued benefit for a period of two years after termination. Matson will also reimburse executives for individual outplacement counseling services. These are “double trigger” agreements where no payments are made and long-term incentives do not accelerate unless both a change in control and a qualifying termination of employment occurs. In the event that any amount payable to the executive is deemed under the Internal Revenue Code to be made in connection with a change in control of the Company, and such payments would result in the excise tax imposed on “excess parachute payments”  under the Internal Revenue Code, the Change in Control Agreements provide that the executive’s payments will be reduced to an amount that would not result in the imposition of the excise tax, to the extent that such reduction would result in a greater after-tax benefit to the executive. No tax gross-up payments are provided by the Change in Control Agreements.

If there is a potential change in control of the Company, the executive agrees to remain in the employ of the Company until the earliest of (1) a date six months after the occurrence of the potential change in control, (2) the termination of the executive’s employment by reason of disability or retirement, or (3) the occurrence of a change in control of the Company.

Executive Severance Plan. The Company also maintains the Severance Plan that covers the NEOs. The purpose of the Severance Plan is to retain key employees and to encourage such employees to use their best business judgment in managing the Company’s affairs. The Severance Plan continues from year to year, subject to a periodic review by the Board of Directors. The Severance Plan provides certain severance benefits if a designated executive is involuntarily terminated without “cause” (as defined in the Severance Plan) or laid off from employment as part of a job elimination/restructuring or reduction in force. Upon such termination of employment, the executive will be entitled to receive an amount equal to six months’ base salary, payable in equal installments over a period of one year continued payment by the Company of life and disability insurance premiums and COBRA premiums for continued group health plan coverage. If the executive executes an acceptable release agreement, the executive shall receive additional benefits, including an additional six months of base salary and designated benefits, reimbursement for outplacement counseling services and a prorated share of incentive plan awards at target levels under the PIIP that would have been payable to the executive had he or she remained employed until the end of the applicable performance period.

Voluntary Resignation. If the executive voluntarily resigns from the Company, no amounts are payable under the Severance Plan or the PIIP. The executive may be entitled to receive retirement and retiree health and medical benefits to the extent those benefits have been earned or vested under the provisions of the plans. The executive may have up to three to six months after termination to exercise stock options to the degree vested at the time of termination. In addition, the executive would be entitled to any amounts voluntarily deferred (and the earnings accrued) under the deferred compensation plan and the Profit Sharing Retirement Plan. If applicable, the executive would forfeit any bonus under the Restricted Stock Bonus Plan and the original deferred shares may be repurchased by the Company at the lower of the then fair market value of the shares or the amount of the award applied to the acquisition of the restricted shares.

Other benefits, as described in the CD&A section of this proxy statement/prospectus, may include accrued, vested benefits under the Matson Retirement Plan and the Excess Benefits Plan.

The following tables show the potential value to each executive under various termination-related scenarios, assuming that the termination of employment or other circumstance resulting in payment occurred on December 31, 2012.

EXECUTIVE TERMINATION SCENARIOS

Components	Change in Control w/Termination ($)	Termination w/o cause ($)(1)	Termination w/cause ($)	Voluntary Resignation ($)	Retirement ($)(2)	Death ($)	Disability ($)(3)
Matthew J. Cox
Cash Severance	2,675,591	1,581,031	—	—	—	—	—
Retirement Benefits — Lump Sum	825,873	625,112	625,112	625,112	—	631,654	—
Retirement Benefits — Annuity (4)	318,844	318,844	318,844	318,844		153,100
Health & Welfare Benefits	70,656	30,918	—	—	—	—	—
Outplacement Counseling	10,000	10,000	—	—	—	—	—
Long-Term Incentives (5)	1,652,498	—	—	—	—	1,652,498	1,652,498

Total (lump sum)	5,234,618	2,247,061	625,112	625,112	Not yet eligible	2,284,152	1,652,498
Total (annuity)	318,844	318,844	318,844	318,844	Not yet eligible	153,100	—
Joel M. Wine
Cash Severance	1,658,510	960,190	—	—	—	—	—
Retirement Benefits — Lump Sum (6)	1,991	—	—	—	—	—	—
Retirement Benefits — Annuity (4)	—	—	—	—	—	—	—
Health & Welfare Benefits	68,899	30,918	—	—	—	—	—
Outplacement Counseling	10,000	10,000	—	—	—	—	—
Long-Term Incentives (5)	1,239,503	—	—	—	—	1,239,503	1,239,503

Total (lump sum)	2,978,903	1,001,108	—	—	Not yet eligible	1,239,503	1,239,503
Total (annuity)	—	—	—	—	Not yet eligible	—	—
Kevin C. O’Rourke
Cash Severance	1,036,434	592,248	—	—	—	—	—
Retirement Benefits — Lump Sum	947,710	996,723	996,723	996,723	996,723	1,007,152	—
Retirement Benefits — SERP	939,291	992,014	992,014	992,014	992,014	1,002,395	—
Retirement Benefits — Annuity (4)	984,872	984,872	984,872	984,872	984,872	537,644	—
Health & Welfare Benefits	55,218	23,091	—	—	—	—	—
Outplacement Counseling	10,000	10,000	—	—	—	—	—
Long-Term Incentives (5)	691,369	—	—	—	465,803	691,369	691,369

Total (lump sum)	3,680,023	2,614,076	1,988,737	1,988,737	2,454,540	2,700,916	691,369
Total (annuity)	984,872	984,872	984,872	984,872	984,872	537,644	—
Ronald J. Forest
Cash Severance	1,067,841	610,195	—	—	—	—	—
Retirement Benefits — Lump Sum	642,115	686,643	686,643	686,643	Not yet eligible	693,829	—
Retirement Benefits — Annuity (4)	818,838	818,838	818,838	818,838	Not yet eligible	538,746	—
Health & Welfare Benefits	74,256	30,918	—	—	—	—	—
Outplacement Counseling	10,000	10,000	—	—	—	—	—
Long-Term Incentives (5)	696,014	—	—	—	—	696,014	696,014

Total (lump sum)	2,490,227	1,337,756	686,643	686,643	Not yet eligible	1,389,844	696,014
Total (annuity)	818,838	818,838	818.838	818,838	Not yet eligible	538,746	—
Vicente S. Angoco
Cash Severance	1,027,929	587,388	—	—	—	—	—
Retirement Benefits — Lump Sum	192,082	55,924	55,924	55,924	—	56,509	—
Retirement Benefits — Annuity (4)	408,123	408,123	408,123	408,123	—	198,014	—
Health & Welfare Benefits	51,641	19,384	—	—	—	—	—
Outplacement Counseling	10,000	10,000	—	—	—	—	—
Long-Term Incentives (5)	539,982	—	—	—	—	539,982	539,982

Total (lump sum)	1,821,633	672,696	55,924	55,924	Not yet eligible	596,491	539,982
Total (annuity)	408,123	408,123	408,123	408,123	Not yet eligible	198,014	—
Stanley M. Kuriyama (7)

(1)                                     Assumes execution of an acceptable release agreement as provided by the Severance Plan.

(2)                                     Normal retirement is at age 65. An executive with five years of service may retire at age 62 with unreduced traditional defined benefit pension benefits under Qualified Retirement Plan. Employees may elect early retirement after attaining 55 years of age and completing five years of service. Mr. Forest is the only NEO eligible for early retirement as of year end.

(3)                                     If an NEO is disabled, he will continue to accrue credited vesting service as long as he is continuously receiving disability benefits under Matson’s sickness benefits plan or long-term disability benefit plan. Should the NEO stop receiving disability benefits, the accrual of credited vesting service will cease. Upon the later of attainment of age 65 or the date at which he is no longer eligible for disability benefits, the NEO will be entitled to receive a pension benefit based on his years of credited benefit service and his compensation prior to his becoming disabled.

(4)                                     Represents the present value of amount paid as an annuity.

(5)                                     Includes the gain, if any, on accelerated stock options and the value of accelerated restricted stock based on the closing share price on December 31, 2012.

(6)                                     Not yet vested except for Excess Benefits Plan under change in control scenario.

(7)                                     Mr. Kuriyama was no longer employed by the Company on December 31, 2012.

All amounts shown are lump-sum payments, unless otherwise noted. Assumptions used in the tables above include: Discount rates for qualified and non-qualified retirement plans of 4.2% and 2.4%, respectively. The assumed retirement age is the current age if eligible for early retirement (at least age 55 with 5 years of service); otherwise it is the normal retirement age 65. Qualified plan benefits (traditional defined benefit and cash balance) are assumed to be paid on a life annuity basis (however, cash balance portion could be paid in a lump sum). The cash balance accounts are projected to the assumed retirement age using 1.65% interest per year (the rate in effect for 2013) with no future pay credits. The projected qualified plan cash balance accounts were converted to life annuities at the assumed retirement age using the annuity conversion interest assumptions and mortality used in our financial disclosures, i.e., 1.02% (for the first 5 years), 3.71% (next 15 years) and 4.67% (years in excess of 20) and the Applicable Mortality Table, as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code. The Applicable Mortality Table is defined by the IRS for years through 2013, and for subsequent years, the assumption is that the IRS will continue to apply the same annual mortality improvements as it did through 2013 in each future year.

The Excess Benefits Plan benefits are paid, upon termination, as a lump sum equal to the present value of the traditional defined benefit assumed to be paid on a life annuity basis plus the cash balance account. SERP benefits are paid, upon termination, as a lump sum equal to the present value of the benefit assumed to be paid on an unreduced 50% joint and survivor annuity basis with the current spouse. These present values were based on interest rates and mortality used in our financial disclosures, i.e., for change in control lump sums (with 39% marginal tax rate adjustment):  1.21% (for the first 5 years),  2.74% (next 15 years) and 3.54% (years in excess of 20); for other scenarios (with 38.5% marginal tax rate adjustment):  0.63 (for the first 5 years), 2.28% (next 15 years) and 2.87% (years in excess of 20); and the Applicable Mortality Table, as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code.

Statements in this section that are not historical facts are “forward-looking statements” that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Shareholders are being asked to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs.

Matson’s compensation philosophy is to align the Company’s objectives with shareholder interests through a compensation program that attracts, motivates and retains outstanding executives, and rewards outstanding performance. The CD&A section of this Proxy Statement, beginning on page 20, discusses our policies and procedures that implement our compensation philosophy. Highlights of our compensation program include the following:

•                  Executive compensation is closely aligned with performance. In 2012, between 60 and 65 percent of the NEOs’ target total direct compensation was variable and performance-based, with 64 percent of the CEO’s target total direct compensation variable and performance-based. The ratio of variable compensation is consistent with market practices.

•                  The cash incentive compensation paid to our NEOs in 2012 reflected in the compensation tables in this Proxy Statement illustrate our commitment to pay for performance. Above target performance of the overall Company resulted in payouts for NEOs ranging from approximately 122 to 143 percent of their respective targets. Similarly, above target performance resulted in earned performance-based restricted stock units of 123.7 percent of target, which constituted 40 percent of the NEOs’ 2012 long-term incentive awards.

•                  The Company remains committed to responsible pay practices and, in 2011 and 2012, it continued to make improvements, including (i) adopting a clawback policy, effective January 1, 2011, that applies to all senior management; (ii) adopting a policy prohibiting hedging and other speculative transactions involving Company stock, effective February 16, 2011; and (iii) improving the clarity and analysis of the executive pay programs in the Compensation Discussion and Analysis for the benefit of shareholders.

•                  The Company is focused on continuous improvement in executive compensation practices and policies to ensure alignment between pay and performance, as well as representation of best practices. This includes, but is not limited to, such practices as adopting a 50th percentile target compensation philosophy, using multiple performance metrics, double triggers on equity grants in the event of a change in control, reasonable change in control agreements, no employment agreements, no guaranteed bonuses, no executive perquisites (other than parking), and protocols for an annual pay risk assessment. In 2012, the average total direct compensation for NEOs was below the 50th percentile.

The following resolution is being submitted for a shareholder advisory vote at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and consider them in future determinations concerning our executive compensation program.

The Board of Directors recommends that shareholders vote “FOR” the approval of the resolution relating to executive compensation.

AUDIT COMMITTEE REPORT

The Audit Committee provides assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of Matson, including the review and approval of all related person transactions required to be disclosed in this Proxy Statement. Among other things, the Audit Committee reviews and discusses with management and Deloitte & Touche LLP, Matson’s independent registered public accounting firm, the results of the year-end audit of Matson, including the auditors’ report and audited financial statements. In this context, the Audit Committee has reviewed and discussed Matson’s audited financial statements with management, has discussed with Deloitte & Touche LLP the matters required to be discussed under applicable Public Company Accounting Oversight Board rules and, with and without management present, has discussed and reviewed the results of the independent registered public accounting firm’s audit of the financial statements.

The Audit Committee has received the written communication regarding independence from Deloitte & Touche LLP required under the rules of the Public Company Accounting Oversight Board, and has discussed with Deloitte & Touche LLP its independence from Matson. The Audit Committee has determined that the provision of non-audit services rendered by Deloitte & Touche LLP to Matson is compatible with maintaining the independence of Deloitte & Touche LLP from Matson in the conduct of its auditing function.

In compliance with applicable SEC rules, the Audit Committee has adopted policies and procedures for Audit Committee approval of audit and non-audit services. Under such policies and procedures, the Audit Committee pre-approves or has delegated to the Chair of the Audit Committee authority to pre-approve all audit and non-prohibited, non-audit services performed by the independent registered public accounting firm in order to assure that such services do not impair the auditor’s independence. Any additional proposed services or costs exceeding pre-approved cost levels require additional pre-approval as described above. The Audit Committee may delegate pre-approval authority to one or more of its members for services not to exceed a specific dollar amount per engagement. Requests for pre-approval include a description of the services to be performed, the fees to be charged and the expected dates that the services will be performed.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Matson’s audited consolidated financial statements be included in Matson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC. The Audit Committee also has appointed, subject to shareholder ratification, Deloitte & Touche LLP as Matson’s independent registered public accounting firm.

The foregoing report is submitted by Ms. Lau (Chair), Mr. Baird and Admiral Fargo.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm of Matson for the ensuing year, and the Audit Committee recommends that shareholders vote in favor of ratifying such appointment. Deloitte & Touche LLP and its predecessors have served Matson (and its predecessor companies) since 1957. Although ratification of this appointment is not required by law, the Board believes that it is desirable as a matter of corporate governance. If shareholders do not ratify the appointment of Deloitte & Touche LLP, it will be considered as a recommendation to the Board and the Audit Committee to consider the retention of a different firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

For the years ended December 31, 2012 and 2011, professional services were performed by Deloitte & Touche LLP (including consolidated affiliates) as follows:

Audit Fees.  The aggregate fees billed for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, including Sarbanes-Oxley Section 404 attestation-related work, for the reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for audit services provided in connection with other regulatory or statutory filings for the fiscal years ended December 31, 2012 and 2011 were approximately $953,630 and $1,556,000, respectively.

Audit-Related Fees.  The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2012 and 2011 were $121,586 and $114,000, and were related to audits of the Company’s employee benefit plans.

Tax Fees.  There were no fees billed for tax services for the fiscal years ended December 31, 2012 and 2011.

All Other Fees.  There were no fees billed for services not included above for the fiscal years ended December 31, 2012 or December 31, 2011.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of the independent registered public accounting firm for the year ending December 31, 2013.

OTHER BUSINESS

The Board of Directors of Matson knows of no other business to be presented for shareholder action at the Annual Meeting. However, should matters other than those included in this Proxy Statement properly come before the Annual Meeting, the proxyholders named in the accompanying proxy will use their best judgment in voting upon them.

SHAREHOLDER PROPOSALS FOR 2014

Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the Annual Meeting of Matson in the year 2014 must be received at the headquarters of Matson on or before November 11, 2013 in order to be considered for inclusion in the year 2014 Proxy Statement and proxy. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received at the headquarters of Matson not later than December 26, 2013. Matson’s Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws, not later than December 26, 2013 and not earlier than November 26, 2013.

The Company’s Bylaws provide that no person (other than a person nominated by the Board) will be eligible to be elected a director at an annual meeting of shareholders unless the Corporate Secretary has received, not less than 120 days nor more than 150 days before the anniversary date of the prior annual meeting, a written shareholder’s notice in proper form that the person’s name be placed in nomination. If the annual meeting is not called for a date which is within 25 days of the anniversary date of the prior annual meeting, a shareholder’s notice must be given not later than 10 days after the date on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. To be in proper written form, a shareholder’s notice must include information about each nominee and the shareholder making the nomination. The notice also must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

SHAREHOLDERS WITH THE SAME ADDRESS

Individual shareholders sharing an address with one or more other shareholders may elect to “household” the mailing of the proxy statement and our annual report. This means that only one annual report and proxy statement will be sent to that address unless one or more shareholders at that address specifically elect to receive separate mailings. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not affect dividend check mailings. We will promptly send a separate annual report and proxy statement to a shareholder at a shared address on request. Shareholders with a shared address may also request us to send separate annual reports and proxy statements in the future, or to send a single copy in the future if we are currently sending multiple copies to the same address.

Requests related to householding should be mailed to Matson, Inc., 555 12th Street, Oakland, California 94607, Attn: Peter T. Heilmann, Corporate Secretary or by calling (510) 628-4000. If you are a shareholder whose shares are held by a bank, broker or other nominee, you can request information about householding from your bank, broker or other nominee.

By Order of the Board of Directors

PETER T. HEILMANN Corporate Secretary
March 11, 2013

0000158286_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com . MATSON, INC. Annual Meeting of Shareholders April 25, 2013 8:30 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Walter A. Dods, Jr. and Matthew J. Cox, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MATSON, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholders to be held at 08:30 AM, HST on 4/25/ 2013, at the Bankers Club, First Hawaiian Center, 30th Fl, 999 Bishop Street, Honolulu, Hawaii, and any adjournment or postponement thereof. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS PROPOERLY MAY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000158286_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 W.B. Baird 02 M.J. Chun 03 M. J. Cox 04 W. A. Dods, Jr 05 T.B. Fargo 06 C.H. Lau 07 J.N. Watanabe VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Advisory vote to approve executive compensation. 3 To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as properly may be brought before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting